Exhibit 10.11

EXECUTION VERSION

Dated 16 November 2017

FWD GROUP LIMITED

and

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

AGENCY AGREEMENT

relating to the U.S.$150,000,000

Zero Coupon Subordinated Perpetual Capital Securities

Ref: L-264761

Linklaters

Table of Contents

Contents		Page

1	Interpretation	1

2	Appointment of the Agents	3

3	The Securities; Authentication	4

4	Exchanges of Global Certificate for Individual Certificates	5

5	Transfers of Securities	5

6	Replacement Certificates	5

7	Payments to the Fiscal Agent	6

8	Payments to holders	8

9	Miscellaneous Duties of the Agents	10

10	Fees and Expenses	12

11	Terms of Appointment	13

12	Changes in Agents	16

13	Notices	18

14	Law and Jurisdiction	19

15	Rights of Third Parties	20

16	Modification	20

17	Counterparts	20

Schedule 1 Form of Global Certificate		21

Schedule 2 Form of Individual Certificate		27

Schedule 3 Terms and Conditions of the Securities		32

Schedule 4 Provisions for Meetings of the Holders		33

Schedule 5 Regulations Concerning Transfers and Registration of Securities		41

Schedule 6 Specified Offices of the Agents		43

i

This Agreement is made on 16 November 2017 between:

(1)	FWD GROUP LIMITED, an exempted company incorporated under the laws of the Cayman Islands (the “Issuer”) with company number 274405;

(2)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as registrar, fiscal agent, transfer agent and calculation agent (the “Registrar”, the “Fiscal Agent”, the “Transfer Agent” and the “Calculation Agent”, respectively); and

(3)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as paying agent (together with the Fiscal Agent, the “Paying Agents”).

Whereas:

(A)	The Issuer has authorised the creation and issue of U.S.$150,000,000 in aggregate principal amount of zero coupon subordinated perpetual capital securities (the “Securities”).

(B)	The Securities will be constituted by a deed of covenant dated 16 November 2017 (as amended or supplemented from time to time, the “Deed of Covenant”) entered into by the Issuer.

(C)	The Securities will be in registered form and in the denomination of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. The Securities will be represented by a global certificate (the “Global Certificate”), which will be exchangeable for individual certificates (“Individual Certificates” and, together with the Global Certificate, “Certificates”) in the circumstances specified therein.

(D)	The Issuer, the Registrar, the Paying Agents and the Transfer Agent wish to record certain arrangements which they have made in relation to the Securities.

It is agreed as follows:

1	Interpretation

1.1	Definitions

In this Agreement, the following expressions have the following meanings:

“Agents” means the Fiscal Agent, the Registrar, the Transfer Agent, the Calculation Agent and the Paying Agents and “Agent” means any one of the Agents;

“Applicable Law” means any law or regulation including, but not limited to: (i) any statute or regulation; (ii) any rule or practice of any Authority by which any party is bound or with which it is accustomed to comply; (iii) any agreement between any Authorities; and (iv) any customary agreement between any Authority and any party;

“Authority” means any competent regulatory, prosecuting, tax or governmental authority in any jurisdiction;

“Clearstream, Luxembourg” means Clearstream Banking S.A.; “Clearing Systems” means Euroclear and Clearstream, Luxembourg;

“Conditions” means the Terms and Conditions of the Securities (as scheduled to this Agreement and as modified from time to time in accordance with their terms), and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof;

“Euroclear” means Euroclear Bank SA/NV;

“FATCA Withholding Tax” means any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing any such an intergovernmental agreement);

“Local Banking Day” means a day (other than a Saturday or a Sunday) on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the city in which the Fiscal Agent has its Specified Office;

“Local Time” means the time in the city in which the Fiscal Agent has its Specified Office;

“Paying Agent”, “Fiscal Agent”, “Registrar”, “Calculation Agent” and “Transfer Agent” include any successors thereto appointed from time to time in accordance with Clause 12 and any of their respective Successors and “Paying Agent” means any one of the Paying Agents;

“Regulations” means the regulations concerning the transfer of Securities as the same may from time to time be promulgated by the Issuer and approved by the Registrar (the initial such regulations being set out in Schedule 5 (Regulations concerning transfers and registration of Securities));

“Required Agent” means any Paying Agent or Transfer Agent (which expression shall include, for the purposes of this definition only, the Registrar) which is the sole remaining Paying Agent or (as the case may be) Transfer Agent with its Specified Office in any city where a stock exchange on which the Securities are listed requires there to be a Paying Agent or (as the case may be) a Transfer Agent;

“SEHK” means The Stock Exchange of Hong Kong Limited;

“Specified Office” means, in relation to any Agent:

(a)	the office specified against its name in Schedule 8 (Specified Offices of the Agents); or

(b)	such other office as such Agent may specify in accordance with Clause 12.8 (Changes in Specified Offices);

“Successor” means, in relation to any person, an assignee or successor in title of such person who, under the law of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of such person under this Agreement or to which under such laws the same have been transferred; and

“U.S.$” and “United States Dollars” denote the lawful currency for the time being of the United States of America.

1.2	Meaning of outstanding

For the purposes of this Agreement and the Conditions (but without prejudice to its status for any other purpose), a Security shall be considered to be “outstanding” unless one or more of the following events has occurred:

1.2.1	it has been redeemed in full under Condition 5(b) (Redemption – Redemption for tax reasons), Condition 5(c) (Redemption – Redemption for accounting reasons), Condition 5(d) (Redemption – Redemption at the option of the Issuer), Condition 5(e) (Redemption – Redemption upon a Change of Control), Condition 5(f) (Redemption – Redemption upon an initial public offering) or Condition 5(g) (Redemption – Redemption for minimum outstanding amount) and has been cancelled in accordance with Condition 5(i) (Redemption – Cancellation);

1.2.2	the due date for its redemption in full has occurred and all sums due in respect of such Security (including all Arrears of Distribution and any Additional Distribution Amount) have been received by the Fiscal Agent and remain available for payment against presentation and surrender of the relevant Certificate; or

1.2.3	all claims for principal and Distribution (including any Arrears of Distribution and Additional Distribution Amount) in respect of such Security have become void under Condition 9 (Prescription).

1.3	Clauses and Schedules

Any reference in this Agreement to a Clause or a sub-clause or a Schedule is, unless otherwise stated, to a clause or sub-clause hereof or a schedule hereto.

1.4	Distribution

In this Agreement, any reference to Distribution (including any Arrears of Distribution and Additional Distribution Amount) includes any additional amounts payable in relation thereto under the Conditions.

1.5	Terms defined in the Conditions

Terms and expressions used but not defined herein have the respective meanings given to them in the Conditions.

1.6	Statutes

Any reference in this Agreement to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such statute, provision, statutory instrument, order or regulation as the same may have been, or may from time to time be, amended or re-enacted.

1.7	Headings

Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

2	Appointment of the Agents

2.1	Appointment

The Issuer appoints each Agent solely as its agent in relation to the Securities for the purposes specified in this Agreement and in the Conditions.

2.2	Acceptance of appointment

Each Agent accepts its appointment as agent of the Issuer in relation to the Securities and agrees to comply with the provisions of this Agreement.

2.3	Obligations several

The obligations of the Agents under this Agreement are several and not joint.

3	The Securities; Authentication

3.1	Global Certificate

The Global Certificate shall:

3.1.1	be in substantially the form set out in Schedule 1 (Form of Global Certificate);

3.1.2	be executed manually or in facsimile by or on behalf of the Issuer and authenticated manually by or on behalf of the Registrar.

3.2	Individual Certificates

Each Individual Certificate shall:

3.2.1	be in substantially the form set out in Schedule 2 (Form of Individual Certificate);

3.2.2	have a unique certificate number printed thereon;

3.2.3	be executed manually or in facsimile by or on behalf of the Issuer and authenticated manually by or on behalf of the Registrar; and

3.2.4	otherwise be in accordance with the format from time to time specified by the International Capital Market Association or any successor body thereto.

3.3	Signatures

Any signature on a Certificate shall be that of a person who is at the time of the creation and issue of the Securities an authorised signatory for such purpose of the Issuer notwithstanding that such person has for any reason (including death) ceased to be such an authorised signatory at the time at which such Certificate is delivered.

3.4	The Global Certificate to be deposited with nominee for common depositary

The Global Certificate shall be deposited with a common depositary. The Global Certificate shall be registered in the name of, a nominee for, and deposited with a common depositary for the Clearing Systems.

3.5	Availability of Individual Certificates

If the Issuer is required to deliver Individual Certificates pursuant to the terms of the Global Certificate, the Issuer shall promptly arrange for a stock of Individual Certificates (unauthenticated and with the names of the registered Holders left blank but executed on behalf of the Issuer and otherwise complete) to be made available to the Registrar. The Issuer shall also arrange for such Global Certificates and Individual Certificates as are required to enable the Registrar to perform their respective obligations under Clause 4 (Exchanges of Global Certificates for Individual Certificates), Clause 5 (Transfers of Securities) and Clause 6 (Replacement Certificates) to be made available to or to the order of the Registrar from time to time.

3.6	Authority to authenticate

The Registrar is authorised by the Issuer to authenticate the Global Certificate and the Individual Certificates by the signature of any of its officers or any other person duly authorised for the purpose by the Registrar.

3.7	Duties of the Registrar

The Registrar shall hold in safe keeping of all unauthenticated Global Certificates and Individual Certificates delivered to it in accordance with Clause 3.5 (Availability of Individual Certificates) and shall ensure that they are authenticated and delivered only in accordance with the terms hereof, of the Global Certificate (if applicable) and of the Conditions.

4	Exchanges of Global Certificate for Individual Certificates

If the Global Certificate becomes exchangeable for Individual Certificates in accordance with its terms, the Registrar shall authenticate and deliver to each person designated by a Clearing System an Individual Certificate in accordance with the terms of this Agreement and the Global Certificate.

5	Transfers of Securities

5.1	Maintenance of the Register

The Registrar shall maintain in relation to the Securities a register (the “Register”), which shall be kept outside of the United Kingdom at its Specified Office in accordance with the Conditions and be made available by the Registrar to the Issuer and the other Agents for inspection and for the taking of copies or extracts therefrom at all reasonable times. The Register shall show the aggregate principal amount, serial numbers and dates of issue of Certificates, the names and addresses of the initial Holders thereof and the dates of all transfers to, and the names and addresses of, all subsequent Holders thereof, all cancellations of Certificates and all replacements of Certificates.

5.2	Registration of transfers in the Register

The Registrar shall receive requests for the transfer of Securities in accordance with the Conditions and the Regulations and shall make the necessary entries in the Register.

5.3	Transfer Agent to receive requests for transfers of Securities

The Transfer Agent shall receive requests for the transfer of Securities in accordance with the Conditions and the Regulations and assist, if required, in the issue of new Certificates to give effect to such transfers and, in particular, upon any such request being duly made, shall promptly notify the Registrar of:

5.3.1	the aggregate principal amount of the Securities to be transferred;

5.3.2	the name(s) and addresses to be entered on the Register of the Holder(s) of the new Certificate(s) to be issued in order to give effect to such transfer; and

5.3.3	the place and manner of delivery of the new Certificate(s) to be delivered in respect of such transfer and shall forward the Certificate(s) relating to the Securities to be transferred (with the relevant form(s) of transfer duly completed) to the Registrar with such notification.

6	Replacement Certificates

6.1	Delivery of Replacements

Subject to receipt of replacement Global Certificates and/or Individual Certificates (as the case may be), the Registrar shall, upon and in accordance with the instructions of the Issuer (which instructions may, without limitation, include terms as to the payment of expenses and as to evidence, security and indemnity), complete, authenticate and deliver a Global Certificate or Individual Certificate which the Issuer has determined to issue as a replacement for any Global Certificate or Individual Certificate which has been mutilated or defaced or which has been or is alleged to have been destroyed, stolen or lost; provided, however, that the Registrar shall not deliver any Global Certificate or Individual Certificate as a replacement for any Global Certificate or Individual Certificate which has been mutilated or defaced otherwise than against surrender of the same and shall not issue any replacement Global Certificate or Individual Certificate until the applicant has furnished the Registrar with such evidence and indemnity as the Issuer and/or the Registrar may reasonably require and has paid such costs and expenses as may be incurred in connection with such replacement.

6.2	Replacements to be Numbered

Each replacement Global Certificate or Individual Certificate delivered hereunder shall bear a unique serial number.

6.3	Cancellation and destruction

The Registrar shall cancel and destroy each mutilated or defaced Global Certificate or Individual Certificate surrendered to it in respect of which a replacement has been delivered.

6.4	Notification

The Registrar shall, upon request, notify the Issuer and the other Agents of the delivery by it of any replacement Global Certificate or Individual Certificate, specifying the serial number thereof and the serial number (if any and if known) of the Global Certificate or Individual Certificate which it replaces and confirming (if such is the case) that the Global Certificate or Individual Certificate which it replaces has been cancelled and destroyed.

7	Payments to the Fiscal Agent

7.1	Issuer to pay Fiscal Agent

In order to provide for the payment of principal and Distribution (including any Arrears of Distribution and Additional Distribution Amount) in respect of the Securities as the same becomes due and payable, the Issuer shall pay to the Fiscal Agent, on or before the day on which such payment becomes due, an amount equal to the amount of principal and/or (as the case may be) Distribution (including any Arrears of Distribution and Additional Distribution Amount) falling due in respect of the Securities on such date.

7.2	Manner of payment

Each amount payable under Clause 7.1 (Issuer to pay Fiscal Agent) shall be paid unconditionally by credit transfer in U.S.$ and in immediately available, freely transferable, cleared funds not later than 10.00 a.m. (Hong Kong time) on the relevant day to such account with such bank by RTGS in Hong Kong as the Fiscal Agent may from time to time by notice to the Issuer specify for such purpose. The Issuer shall, before 10.00 a.m. (Local Time) on the second Local Banking Day before the due date of each payment by it under Clause 7.1 (Issuer to pay Fiscal Agent), procure that the bank effecting payment for it confirms by tested telex or authenticated SWIFT message to the Fiscal Agent the payment instructions relating to such payment.

7.3	Exclusion of liens and interest

The Fiscal Agent shall be entitled to deal with each amount paid to it under this Clause 7 (Payments to the Fiscal Agent) in the same manner as other amounts paid to it as a banker (and not as a trustee or on trust) by its customers; provided, however, that:

7.3.1	it shall not exercise against the Issuer any lien, right of set-off or similar claim in respect thereof; and

7.3.2	it shall not be liable to any person for interest thereon or other amounts in respect of the money.

No monies held by any Paying Agent need be segregated except as required by law.

7.4	Application by Fiscal Agent

The Fiscal Agent shall apply each amount paid to it hereunder in accordance with Clause 8 (Payments to Holders) and shall not be obliged to repay any such amount unless the claim for the relevant payment becomes void under Condition 9 (Prescription), in which event it shall refund at the written request of the Issuer such portion of such amount as relates to such payment by paying the same by credit transfer in U.S.$ such account with such bank in New York City as the Issuer has by notice to the Fiscal Agent specified for the purpose.

7.5	Failure to confirm payment instructions

If the Fiscal Agent has not, by 12.00 noon (Local Time) on the second Local Banking Day before the due date of any payment to it under Clause 7.1 (Issuer to pay Fiscal Agent), received confirmation of the relevant payment instructions referred to in Clause 7.2 (Manner and time of payment), it shall forthwith notify the Issuer and the other Paying Agents. If the Fiscal Agent subsequently receives confirmation of such payment instructions, it shall forthwith notify the Issuer and the other Paying Agents.

7.6	Withholding or deduction of FACTA Withholding Tax

If the Issuer determines in its sole discretion that it will be required to withhold or deduct any FATCA Withholding Tax in connection with any payment due on any Securities, then the Issuer will be entitled to re-direct or reorganise any such payment in any way that it sees fit in order that the payment may be made without FATCA Withholding Tax.

7.7	Tax information covenant

If the Issuer or the Agents are, in respect of any payment in respect of the Securities, required to withhold or deduct any amount for or on account of any taxes (including any FATCA Withholding Tax), duties, assessments or governmental charges, the Issuer hereby covenants with the Agents that it will give written notice of that fact to the Agents as soon as reasonably practicable after the Issuer becomes aware of the requirement to make the withholding or deduction and will provide the Agents with sufficient information so as to enable the Agents to assess and comply with the requirement, and to determine whether or not the Agents are obliged to make any payments in respect of such withholding or deduction (including any FATCA Withholding Tax. The obligations imposed on the Issuer under this Clause 7.7 are limited to the extent that the Issuer, as applicable, has the relevant information in its possession or control and that provision of the information to the Agents will not result in any breach of this Agreement, the Securities, or any applicable law or regulation.

8	Payments to holders

8.1	Payments by Paying Agents

Each Paying Agent acting through its Specified Office shall make payments of principal and Distribution (including any Arrears of Distribution and Additional Distribution Amount) in respect of Securities in accordance with the Conditions and, so long as the Securities are evidenced by the Global Certificate, the terms thereof; provided, however, that:

8.1.1	if any Global Certificate or Individual Certificate is presented or surrendered for payment to any Paying Agent and such Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, such Paying Agent shall forthwith notify, upon request, the Issuer of such presentation or surrender and shall not make payment against the same until it is so instructed by the Issuer and has received the amount to be so paid;

8.1.2	if for any reason the Agent considers in its sole discretion that the amounts to be received by it will be, or the amounts actually received by it are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Securities, no Paying Agent shall be obliged (but shall be entitled) to make such payments if:

(i)	in the case of the Fiscal Agent, it has not received the full amount of any payment due to it under Clause 7.1 (Issuer to pay Fiscal Agent); or

(ii)	in the case of any other Paying Agent:

(a)	it has been notified in accordance with Clause 7.5 (Failure to confirm payment instructions) that confirmation of the relevant payment instructions has not been received, unless it is subsequently notified that confirmation of such payment instructions has been received; or

(b)	it is not able to establish that the Fiscal Agent has received (whether or not at the due time) the full amount of any payment due to it under Clause 7.1 (Issuer to pay Fiscal Agent);

8.1.3	each Paying Agent shall cancel each Certificate against presentation and surrender of which it has made full payment and shall deliver each Certificate so cancelled by it to, or to the order of, the Registrar; and

8.1.4	notwithstanding any other provision of this Agreement, each Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under this Agreement for or on account of any present or future taxes, duties, assessments or government charges if and to the extent so required by Applicable Law, in which event such Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant Authority for the amount so withheld or deducted, or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant Authority for such amount.

8.2	Exclusion of liens and commissions

No Paying Agent shall exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 8.1 (Payments by Paying Agents) in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

8.3	Reimbursement by Fiscal Agent

If a Paying Agent other than the Fiscal Agent makes any payment in accordance with Clause 8.1 (Payments by Paying Agents):

8.3.1	it shall notify the Fiscal Agent of the amount so paid by it and the serial number and principal amount of each Certificate in relation to which payment of principal or Distribution (including any Arrears of Distribution and Additional Distribution Amount) was made; and

8.3.2	subject to and to the extent of compliance by the Issuer with Clause 7.1 (Issuer to pay Fiscal Agent) (whether or not at the due time), the Fiscal Agent shall pay to such Paying Agent out of the funds received by it under Clause 7.1 (Issuer to pay Fiscal Agent), by credit transfer in U.S.$ and in immediately available, freely transferable, cleared funds to such account with such bank in New York City as such Paying Agent has by notice to the Fiscal Agent specified for the purpose, an amount equal to the amount so paid by such Paying Agent.

8.4	Appropriation by Fiscal Agent

If the Fiscal Agent makes any payment in accordance with Clause 8.1 (Payments by Paying Agents), it shall be entitled to appropriate for its own account out of the funds received by it under Clause 7.1 (Issuer to pay Fiscal Agent) an amount equal to the amount so paid by it.

8.5	Reimbursement by Issuer

If the Agent pays any amounts to the holders of Securities or to any other Paying Agent at a time when it has not received payment in full in respect of the relevant Securities (the excess of the amounts so paid over the amounts so received being the “Shortfall”), the Issuer will, in addition to paying amounts due, pay to the Agent on demand interest (at the rate per annum specified by the Paying Agent as reflecting its cost of funds for the time being in relation to the unpaid amount) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Agent of the Shortfall. For the avoidance of doubt, the Agent is not obliged to make any payment on the Securities, unless and until it has received the full amount of the payment according to the terms of this Agreement.

8.6	Interest

Interest shall accrue for the purposes of Clause 8.5 (Reimbursement by Issuer) (as well after as before judgment) on the basis of a year of 360 days and the actual number of days elapsed and at the rate per annum which is the aggregate of one per cent per annum and the rate per annum specified by the Fiscal Agent as reflecting its cost of funds for the time being in relation to the unpaid amount.

8.7	Partial payments

If at any time and for any reason a Paying Agent makes a partial payment in respect of the Global Certificate or any Individual Certificate presented for payment to it, such Paying Agent shall enface thereon a statement indicating the amount and the date of such payment. In addition, if, on any due date for payment, less than the full amount of any principal or Distribution (including any Arrears of Distribution and Additional Distribution Amount) is paid in respect of the Securities, the Registrar will note on the Register a memorandum of the amount and date of any payment then made and, if the Global Certificate or any Individual Certificate is presented for payment in accordance with the Conditions and no payment is then made, the date of presentation of the Global Certificate or (as the case may be) such Individual Certificate.

9	Miscellaneous Duties of the Agents

9.1	Records

Each of the Agents shall maintain records of all documents received by it in connection with its duties hereunder and shall make such records available for inspection during normal office hours by the Issuer and the other Agents and, in particular the Registrar shall (a) maintain a record of all Certificates delivered hereunder and of their redemption, payment, cancellation, mutilation, defacement, alleged destruction, theft, loss and replacement and (b) make such records available for inspection at all reasonable times by the Issuer and the other Agents, each stock exchange (if any) on which the Securities are then listed and each Clearing System.

9.2	The Agents shall make available to the Fiscal Agent and the Registrar such information as is reasonably required for the maintenance of the records referred to in Clause 9.1 (Records).

9.3	Cancellation

The Issuer may from time to time deliver to, or to the order of, the Registrar Certificates of which it or any of its Subsidiaries is the Holder for cancellation, whereupon the Registrar shall cancel the same and shall make the corresponding entries in the Register.

9.4	Securities in issue

As soon as practicable (and in any event within three months) after the Securities fall due for redemption, the Registrar shall notify the Issuer of the serial numbers and principal amount of any Certificates against surrender of which payment has been made and of the serial numbers and principal amount of any Certificates (and the names and addresses of the Holders thereof) which have not yet been surrendered for payment.

9.5	Forwarding of communications

Each Agent shall promptly forward to the Issuer a copy of any notice or communication addressed to the Issuer by any Holder which is received by such Agent.

9.6	Publication of notices

The Registrar shall upon and in accordance with the instructions of the Issuer received at least 10 days before the proposed publication date, arrange for the publication and delivery of any notice which is to be given to the Holders and shall supply a copy thereof to each other Agent, Euroclear, Clearstream, Luxembourg and, upon specific request by the Issuer and provision of the contact details thereof, to any stock exchange on which the Securities are listed.

9.7	Documents available for inspection

The Issuer shall provide to each Agent:

9.7.1	conformed copies of this Agreement and the Deed of Covenant;

9.7.2	if the provisions of Condition 5(b) (Redemption for tax reasons) become relevant in relation to the Securities, the documents contemplated under Condition 5(b) (Redemption for tax reasons);

9.7.3	such other documents as may from time to time be required by the SEHK to be made available at the Specified Office of the Agent having its Specified Office; and

9.7.4	if the provisions of Condition 5(c) (Redemption – Redemption for accounting reasons) become relevant in relation to the Securities, the documents contemplated under Condition 5(c) (Redemption – Redemption for accounting reasons).

Each of the Agents shall make available for inspection during normal business hours at its Specified Office the documents referred to above and, upon reasonable request, will allow copies of such documents to be taken.

9.8	Forms of Proxy and Block Voting Instructions

The Registrar shall, at the request of the Holder of any Security, make available uncompleted and unexecuted Forms of Proxy and issue Block Voting Instructions in a form and manner which comply with the provisions of Schedule 4 (Provisions for Meetings of the Holders) to this Agreement. The Registrar shall keep a full record of completed and executed Forms of Proxy received by it and will give to the Issuer, not less than 24 hours before the time appointed for any meeting or adjourned meeting, full particulars of duly completed Forms of Proxy received by it and of Block Voting Instructions issued by it in respect of such meeting or adjourned meeting.

9.9	No other regulated activities

Nothing in this Agreement shall require the Agent to carry on an activity of the kind specified by any provision of Part 1 of Schedule 5 (Regulations concerning transfers and registration of Securities) of the Securities and Futures Ordinance (Cap. 571) of the Laws of Hong Kong, or to lend money to the Issuer.

9.10	Agent not responsible for Issuer’s listing obligations

Nothing in this Agreement shall require the Agent to assume an obligation of the Issuer arising under any provision of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other applicable competent authority).

9.11	Agent not responsible on Issuer’s default

In the case of any default by the Issuer, the Agent shall have no duty or responsibility in the performance of the Issuer’s obligations under the Conditions.

9.12	Force Majeure

The liability of the Agent under Clause 11.6 (Exclusion of liability) will not extend to any Liabilities arising through any acts, events or circumstances not reasonably within its control, or resulting from the general risks of investment in or the holding of assets in any jurisdiction, including, but not limited to, Liabilities arising from: nationalisation, expropriation or other governmental actions; any law, order or regulation of a governmental, supranational or regulatory body; regulation of the banking or securities industry including changes in market rules or practice, currency restrictions, devaluations or fluctuations; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; and strikes or industrial action.

9.13	No additional liability or expense

The Agent shall not be under any obligation to take any action under this Agreement which it expects will result in any expense or liability accruing to it, the payment of which within a reasonable time is not, in its opinion, assured to it.

9.14	Illegality

In the event that the Agent should be uncertain as to its duties or rights hereunder to comply with any Applicable Law, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system or shall receive instructions, claims or demands from the Issuer, in its opinion, conflict with any of the provisions of this Agreement, it should be entitled to take or refrain from taking any action until it is directed in writing by a final order or judgment of a court of competent jurisdiction.

9.15	Assignment

The Issuer should not be able to assign/transfer unilaterally without the Agent’s prior agreement in writing.

9.16	Delegations

The Agent should be permitted to execute any of its powers or perform any of its duties through delegates, agents or attorneys. The Agent should not be liable for the acts of such delegates, agents or attorneys provided that the Agent exercises due care in selecting any such delegate, agent or attorney.

9.17	Instructions in writing

The Agent should not be obliged to act or omit to act in accordance with any instruction, direction or request delivered to it by the Issuer unless such instruction, direction or request is delivered to the Agent in writing.

10	Fees and Expenses

10.1	Fees

The Issuer shall pay to the Fiscal Agent for the account of the Agents such fees as have been agreed between the Issuer and the Fiscal Agent in respect of the services of the Agents hereunder (plus any applicable value added tax).

10.2	Front-end expenses

The Issuer shall on demand reimburse the Fiscal Agent for all expenses incurred by it in the negotiation, preparation and execution of this Agreement, and shall on demand reimburse each Agent for all expenses (including, without limitation, legal fees and any publication, advertising, communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder (plus any applicable value added tax).

10.3	Taxes

The Issuer shall pay all stamp, registration and other taxes, duties, assessments or government charges (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution, performance, enforcement and delivery of this Agreement, and the Issuer shall indemnify each Agent on demand against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it incurs as a result or arising out of or in relation to any failure to pay or delay in paying any of the same or incurred in connection with the Issuer’s obligation to withhold or deduct an amount on account of tax. All payments by the Issuer under this Clause 10 (Fees and Expenses) or Clause 11.4 (Indemnity in favour of the Agents) shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the Cayman Islands, Hong Kong or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as will result in the receipt by the relevant Agent of such amounts as would have been received by it if no such withholding or deduction had been required.

10.4	Fees not to be abated

The fees, commissions and expenses payable to the Agent for services rendered and the performance of its obligations under this Agreement shall not be abated by any remuneration or other amounts or profits receivable by the Agent (or to its knowledge by any of its associates) in connection with any transaction effected by the Agent with or for the Issuer.

11	Terms of Appointment

11.1	Rights and powers

Each Agent shall, in connection with its services hereunder:

11.1.1	except as ordered by a court of competent jurisdiction or otherwise required by law and regardless of any notice of ownership, trust or any other interest therein, any writing on the Certificate relating to any Security by any person (other than a duly executed form of transfer), treat the registered Holder of any Security as its absolute owner for all purposes (whether or not it is overdue and notwithstanding any notice of ownership or writing on it or any notice of previous loss or theft of it) and make payments thereon accordingly;

11.1.2	assume that the terms of the Global Certificate and each Individual Certificate as issued are correct;

11.1.3	be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any telephone, facsimile, e-mail communication, instruction or document which it believes to be genuine and is from a person purporting to be (and whom the Agent believes in good faith to be) the authorised representative of the Issuer, as sufficient instructions and authority of the Issuer for the Agent to act. The Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such communication, instruction or document; and

11.1.4	engage and consult, at the expense of the Issuer, with any lawyers or other experts or other professional advisers selected by it whose advice or services it considers necessary and rely upon any advice so obtained (and such Agent and each of their respective directors, officers, employees and duly appointed agents shall be protected and shall not be liable in respect of any action taken, or permitted or omitted to be taken, or suffered to be taken, in accordance with such advice and in good faith).

11.2	Extent of duties

Each Agent shall only be obliged to perform the duties expressly set out herein and no implied duties or obligations of any kind (including without limitation duties or obligations of a fiduciary or equitable nature) shall be read into this Agreement against the Agent. No Agent shall:

11.2.1	be under any fiduciary duty or other obligation towards or have any relationship of agency or trust (whether express or implied) for or with any person; or

11.2.2	be responsible for or liable in respect of the legality, validity or enforceability of the Securities or any Certificate or this Agreement or any act or omission of any other person (including, without limitation, any other Agent).

11.3	Freedom to transact

Any of the Agent, its officers, directors and employees may become the owner of, and/or acquire any interest in, any Securities with the same rights that it or he would have had if the Agent were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the Issuer, and may act on, or as depositary, trustee or agent for, any committee or body of holders of Security or other obligations of the Issuer, as freely as if the Agent were not appointed under this Agreement without regard to the interests of the Issuer and shall be entitled to retain and shall not in any way be liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

11.4	Indemnity in favour of the Agents

The Issuer hereby unconditionally and irrevocably covenants and undertakes to indemnify and hold harmless each Agent, its directors, officers, employees and agents (each an “indemnified party”) in full at all times against any claim, demand, action, liability, damages, penalties, cost, loss or expense disbursements, and other liabilities whatsoever (the “Losses”), (including, without limitation, legal fees and any liability or loss howsoever incurred in connection with the Issuer’s obligation to withhold or deduct an amount on account of tax or any applicable value added tax) which may be incurred, suffered or brought against such indemnified party as a result or in connection with (a) their appointment or involvement hereunder or the exercise of any of their powers or duties hereunder or the taking of any acts in accordance with the terms of this Agreement or its usual practice; (b) this Agreement and any other Transaction documents, or (c) any instruction or other direction upon which the Agent may rely under this Agreement, as well as the costs and expenses incurred by an indemnified party of defending itself against or investigating any claim or liability with respect of the foregoing provided that this indemnity shall not apply in respect of an indemnified party to the extent but only to the extent that a court of competent jurisdiction determines that any such Losses incurred or suffered by or brought against such indemnified party arises directly from the fraud, wilful default or gross negligence of such indemnified party. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Agent or the termination of this Agreement.

11.5	Consequential damages disclaimer

Notwithstanding any provision of this Agreement to the contrary, the liabilities of the Agents shall be limited to the amount of the Issuer’s actual loss which shall be determined as at the date of default of the Agent, or if later, the date on which the loss arises as a result of such default, and the Agents shall not in any event be liable under any circumstances for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of business, goodwill, opportunity or profits), whether arising directly or indirectly and whether or not foreseeable, even if the Agents are actually aware of or have been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise; the provisions of this Clause shall survive the termination or expiry of this Agreement or the resignation or removal of the Agent.

11.6	Exclusion of liability

The Agent will only be liable to the Issuer for losses, liabilities, costs, expenses and demands arising directly from the performance of its obligations under this Agreement suffered by or occasioned to the Issuer (“Liabilities”) to the extent that the Agent has been grossly negligent, fraudulent or in wilful default in respect of its obligations under this Agreement. The Agent shall not otherwise be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in connection with this Agreement. For the avoidance of doubt the failure of the Agent to make a claim for payment of interest and principal on the Issuer, or to inform any other paying agent or clearing system of a failure on the part of the Issuer to meet any such claim or to make a payment by the stipulated date, shall not be deemed to constitute gross negligence, fraud or wilful default on the part of the Agent.

11.7	Relevant Requirements

In connection with HSBC Group’s commitment to comply with all applicable sanctions regimes, the Agent and any affiliate or subsidiary of HSBC Holdings plc may take any action in its sole and absolute discretion that it considers appropriate to comply with any law, regulation, request of a public or regulatory authority, any agreement between any member of the HSBC Group and any government authority or any HSBC Group policy that relates to the prevention of fraud, money laundering, terrorism, tax evasion, evasion of economic or trade sanctions or other criminal activities (collectively the “Relevant Requirements”). Such action may include, but is not limited to:

11.7.1	screening, intercepting and investigating any transaction, instruction or communication, including the source of, or intended recipient of, funds;

11.7.2	delaying or preventing the processing of instructions or transactions or the Agent’s performance of its obligations under this Agreement;

11.7.3	the blocking of any payment; or

11.7.4	requiring the Issuer to enter into a financial crime compliance representations letter from time to time in a form and substance acceptable to the HSBC Group.

Where possible and permitted, the Agent will endeavour to notify the Issuer of the existence of such circumstances. To the extent permissible by law, neither the Agent nor any member of the HSBC Group will be liable for loss (whether direct or consequential and including, without limitation, loss of profit or interest) or damage suffered by any party arising out of, or caused in whole or in part by, any actions that are taken by the Agent or any other member of the HSBC Group to comply with any Relevant Requirement.

For the purposes of this clause, the “HSBC Group” means HSBC Holdings plc, its subsidiaries and associated companies.

11.8	Information Reporting and Sharing

Each party shall, within 10 business days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations, or the Securities as that other party reasonably requests for the purposes of that other party’s compliance with Applicable Law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this Clause to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality.

11.9	Provision of Information

The Issuer shall promptly provide the Agent with all information that it may reasonably require to perform the services under this Agreement.

12	Changes in Agents

12.1	Resignation

Any Agent may resign its appointment upon not less than 30 days’ notice to the Issuer (with a copy, in the case of an Agent other than the Fiscal Agent, to the Fiscal Agent); provided, however, that:

12.1.1	if such resignation would otherwise take effect less than 30 days before or after any date for redemption of the Securities or any Distribution Payment Date, it shall not take effect until the thirtieth day following such date; and

12.1.2	in the case of the Registrar, or the Fiscal Agent, such resignation shall not take effect until a successor has been duly appointed consistently with Clause 13.4 (Additional and successor agents) or Clause 12.5 (Agents may appoint successors) and notice of such appointment has been given to the Holders.

12.2	Revocation

The Issuer may revoke its appointment of any Agent by not less than 30 days’ notice to such Agent (with a copy, in the case of an Agent other than the Fiscal Agent, to the Fiscal Agent; provided, however, that, in the case of the Registrar, or the Fiscal Agent, such revocation shall not take effect until a successor has been duly appointed consistently with Clause 12.4 (Additional and successor agents) or Clause 12.5 (Agents may appoint successors) and notice of such appointment has been given to the Holders.

12.3	Automatic termination

The appointment of any Agent shall terminate forthwith if (a) such Agent becomes incapable of acting, (b) a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of such Agent, (c) such Agent admits in writing its insolvency or inability to pay its debts as they fall due, (d) an administrator or liquidator of such Agent or the whole or any part of the undertaking, assets and revenues of such Agent is appointed (or application for any such appointment is made), (e) such Agent takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness, (f) an order is made or an effective resolution is passed for the winding-up of such Agent or (g) any event occurs which has an analogous effect to any of the foregoing. If the appointment of the Registrar or Fiscal Agent is terminated in accordance with the preceding sentence, the Issuer shall forthwith appoint a successor in accordance with Clause 12.4 (Additional and successor agents).

12.4	Additional and successor agents

The Issuer may appoint a successor registrar, or fiscal agent and additional or successor Transfer Agent or paying agents and shall forthwith give notice of any such appointment to the continuing Agents, the Holders, whereupon the Issuer, the continuing Agents, and the additional or successor registrar, principal paying agent, transfer agent or paying agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

12.5	Agents may appoint successors

If the Fiscal Agent gives notice of its resignation in accordance with Clause 12.1 (Resignation) and by the tenth day before the expiry of such notice a successor has not been duly appointed in accordance with Clause 12.4 (Additional and successor agents), the Registrar or (as the case may be) Fiscal Agent may itself, following such consultation with the Issuer as is practicable in the circumstances, appoint as its successor any reputable and experienced financial institution and give notice of such appointment to the Issuer, the remaining Agents and the Holders, whereupon the Issuer, the remaining Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

12.6	Release

Upon any resignation or revocation taking effect under Clause 12.1 (Resignation) or 12.2 (Revocation) or any termination taking effect under Clause 12.3 (Automatic termination), the relevant Agent shall:

12.6.1	be released and discharged from its obligations under this Agreement (save that it shall remain entitled to the benefit of and subject to Clause 10.3 (Taxes), Clause 11 (Terms of Appointment) and Clause 12 (Changes in Agents));

12.6.2	in the case of the Registrar, deliver to the Issuer and to its successor a copy, certified as true and up-to-date by an officer or authorised signatory of the Registrar, of the records maintained by it in accordance with Clause 5.1 (Maintenance of the Register); and

12.6.3	forthwith (upon payment to it of any amount due to it in accordance with Clause 10 (Fees and Expenses) or Clause 11.4 (Indemnity in favour of the Agents) transfer all moneys and papers (including any unissued Certificates held by it hereunder and any documents held by it pursuant to Clause 9.7 (Documents available for inspection)) to its successor and, upon appropriate notice, provide reasonable assistance to its successor for the discharge of its duties and responsibilities hereunder.

12.7	Merger

Any legal entity into which any Agent is merged or converted or any legal entity with which the Agent may be consolidated or any legal entity resulting from any merger or conversion or consolidation to which such Agent is a party, or any legal entity to which the Agent shall sell or otherwise transfer all or substantially all of its assets shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by applicable law, become the successor to such Agent without any further formality, whereupon the Issuer, the other Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement. Notice of any such merger or conversion or consolidation or transfer shall forthwith be given by such successor to the Issuer, the other Agents and the Holders.

12.8	Changes in Specified Offices

If any Agent decides to change its Specified Office (which may only be effected within the same city unless the prior written approval of the Issuer has been obtained), it shall give notice to the Issuer (with a copy to the other Agents) of the address of the new Specified Office stating the date on which such change is to take effect, which date shall be not less than 30 days after the date of such notice. The Issuer shall at its own expense not less than 14 days prior to the date on which such change is to take effect (unless the appointment of the relevant Agent is to terminate pursuant to any of the foregoing provisions of this Clause 12 (Changes in Agents) on or prior to the date of such change) give notice thereof to the Holders.

13	Notices

13.1	Addresses for notices

All notices and communications hereunder shall be made in writing (by email, letter, or fax) and shall be sent as follows:

13.1.1	if to the Issuer, to it at:

E-mail:	[***]
Attention:	[***]

13.1.2	if to an Agent, to it at the address or fax number specified against its name in Schedule 6 (Specified Offices of the Agents) (or, in the case of an Agent not originally a party hereto, specified by notice to the parties hereto at the time of its appointment) for the attention of the person or department specified therein;

or, in any case, to such other address or fax number or for the attention of such other person or department as the addressee has by prior notice to the sender specified for the purpose.

13.2	Effectiveness

Every notice or communication sent in accordance with Clause 13.1 (Addresses for notices) shall be effective, if sent by letter or fax, upon receipt by the addressee;

provided, however, that any such notice or communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

13.3	Notices to Holders

13.3.1	Any notice required to be given to Holders under this Agreement shall be given in accordance with the Conditions and at the expense of the Issuer; provided, however, that, so long as any Securities are represented by the Global Certificate, notices to Holders shall be given in accordance with the terms of the Global Certificate.

13.3.2	The Issuer shall give notice of any deferral of Distribution (including any Arrears of Distribution and Additional Distribution Amount) under Condition 4(e) (Distribution Deferral) to Holders not more than 10 nor less than five Business Days (as defined in the Conditions) prior to the relevant Distribution Payment Date.

13.3.3	The Issuer shall provide each Agent with details of any early redemption under Condition 5 (Redemption) or deferral of Distribution (including any Arrears of Distribution and Additional Distribution Amount) under Condition 4(e) (Distribution Deferral) pursuant to the Conditions or such other date as may be agreed between the Issuer and the Agents.

13.4	Notices in English

All notices and other communications hereunder shall be made in the English language or shall be accompanied by a certified English translation thereof. Any certified English translation delivered hereunder shall be certified a true and accurate translation by a professionally qualified translator or by some other person competent to do so.

14	Law and Jurisdiction

14.1	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

14.2	English courts

The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”), arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) or the consequences of its nullity.

14.3	Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

14.4	Rights of the Agents to take proceedings outside England

Clause 14.2 (English courts) is for the benefit of the Agents only. As a result, nothing in this Clause 14 (Law and jurisdiction) prevents the Agents from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, the Agents may take concurrent Proceedings in any number of jurisdictions.

14.5	Service of process

The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Law Debenture Corporate Services Limited at Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom, or to such other person with an address in England or Wales and/or at such other address in England or Wales as the Issuer may specify by notice in writing to the Agents. Nothing in this paragraph shall affect the right of any Agent to serve process in any other manner permitted by law. This clause applies to Proceedings in England and to Proceedings elsewhere.

15	Rights of Third Parties

A person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

16	Modification

This Agreement may be amended by further agreement among the parties hereto and without the consent of the Holders.

17	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Any party may enter into this Agreement by signing any such counterpart.

As witness the hands of the duly authorised representatives of the parties hereto the day and year first before written.

Schedule 1

Form of Global Certificate

THE NOTES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THE NOTES REPRESENTED HEREBY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THE NOTES REPRESENTED HEREBY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.

ISIN: XS1716777344

FWD GROUP LIMITED

(incorporated with limited liability under

the laws of the Cayman Islands)

U.S.$150,000,000

Zero Coupon Subordinated Perpetual Capital Securities

GLOBAL CERTIFICATE

1	Introduction: This Global Certificate is issued in respect of the U.S.$150,000,000 zero coupon subordinated perpetual capital securities (the “Securities”) of FWD Group Limited (the “Issuer”). The Securities are constituted by a deed of covenant dated 16 November 2017 (as amended or supplemented from time to time, the “Deed of Covenant”) entered into by the Issuer and are the subject of an agency agreement dated 16 November 2017 (as amended or supplemented from time to time, the “Agency Agreement”) and made between the Issuer, The Hongkong and Shanghai Banking Corporation Limited as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Securities), The Hongkong and Shanghai Banking Corporation Limited as fiscal agent and the other paying agents and the transfer agent named therein.

2	References to Conditions: Any reference herein to the “Conditions” is to the terms and conditions of the Securities attached hereto and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof.

3	Registered holder:

This is to certify that:

HSBC NOMINEES (HONG KONG) LIMITED

is the person registered in the register maintained by the Registrar in relation to the Securities (the “Register”) as the duly registered holder (the “Holder”) of

U.S.$150,000,000

(ONE HUNDRED AND FIFTY MILLION UNITED STATES DOLLARS)

in aggregate principal amount of Securities or such other principal amount as may from time to time be entered in the Register in accordance with the Agency Agreement and this Global Certificate.

4	Promise to pay: The Issuer, for value received, hereby promises to pay Distribution (including any Arrears of Distribution and any Additional Distribution Amount) on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions and to pay such principal amount in the circumstances set out in Condition 5(b) (Redemption – Redemption for tax reasons), Condition 5(c) (Redemption – Redemption for accounting reasons), Condition 5(d) (Redemption – Redemption at the option of the Issuer), Condition 5(e) (Redemption – Redemption upon a Change of Control), Condition 5(f) (Redemption – Redemption upon an initial public offering) and Condition 5(g) (Redemption – Redemption for minimum outstanding amount).

5	Exchange for Individual Certificates: This Global Certificate will be exchanged in whole (but not in part) for duly authenticated and completed individual note certificates (“Individual Certificates”) in substantially the form (subject to completion) set out in Schedule 2 (Form of Individual Certificate) to the Agency Agreement if any of the following events occurs:

(a)	Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking S.A. (“Clearstream, Luxembourg”) is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or

(b)	upon a Winding-Up of the Issuer,

such exchange shall be effected in accordance with paragraph 7 (Delivery of Individual Certificates) below. The Issuer shall notify the Holder of the occurrence of any of the events specified in (a) and (b) as soon as practicable thereafter.

6	Failure to deliver Individual Certificates or to pay: If

Individual Certificates have not been issued and delivered by 5:00 p.m. (London time) on the thirtieth day after the date on which the same are due to be issued and delivered in accordance with paragraph 7 (Delivery of Individual Certificates) below, then, at 5:00 p.m. (London time) on such thirtieth day (the “Determination Date”) the Accountholder shall acquire Direct Rights in accordance with the Deed of Covenant, without prejudice to the rights which the Holder may have hereunder and under the Deed of Covenant.

Terms defined in the Deed of Covenant shall have the same meanings when used in this paragraph 6.

7	Delivery of Individual Certificates: Whenever this Global Certificate is to be exchanged for Individual Certificates, such Individual Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Global Certificate within five business days of the delivery, by or on behalf of the Holder, Euroclear and/or Clearstream, Luxembourg, to the Registrar of such information as is required to complete and deliver such Individual Certificates (including, without limitation, the names and addresses of the persons in whose names the Individual Certificates are to be registered and the principal amount of each such person’s holding) against the surrender of this Global Certificate at the Specified Office (as defined in the Conditions) of the Registrar. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of Securities scheduled thereto and, in particular, shall be effected without charge to any Holder, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

8	Payment Conditions:

(a)	Payment Business Day: In relation to payments made in respect of this Global Certificate, so long as this Global Certificate is held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system, the definition for “business day” in Condition 6(d) (Payments on business days) shall be amended and shall be any day which is a day on which banks are open for general business (including dealings in foreign currencies) in New York City and Hong Kong.

(b)	Payment Record Date: Each payment made in respect of this Global Certificate will be made to the person shown as the Holder in the Register at the close of business (in the relevant clearing system) on the Clearing System Business Day before the due date for such payment (the “Record Date”) where “Clearing System Business Day” means a day on which each clearing system for which this Global Certificate is being held is open for business.

9	Conditions apply: Save as otherwise provided herein, the Holder of this Global Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Global Certificate, any reference in the Conditions to “Certificate” or “Certificates” shall, except where the context otherwise requires, be construed so as to include this Global Certificate.

10	Notices: Notwithstanding Condition 14 (Notices), so long as this Global Certificate is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”), notices to Holders of Securities represented by this Global Certificate may be given by delivery of the relevant notice to Euroclear, Clearstream, Luxembourg or (as the case may be) such Alternative Clearing System.

11	Determination of entitlement: This Global Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Global Certificate.

12	Authentication: This Global Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Hongkong and Shanghai Banking Corporation Limited as registrar.

13	Governing law: This Global Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

As witness the manual or facsimile signature of a duly authorised person for and on behalf of the Issuer.

FWD GROUP LIMITED

By:

[manual or facsimile signature] (duly authorised)

ISSUED on the issue date

AUTHENTICATED for and on behalf of

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

as registrar without recourse, warranty

or liability

By:

[manual signature] (duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED ________________________________________, being the registered holder of this Certificate, hereby transfers to ________________________________________________________________________________________________of _______________________ _________________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________________ ________________________________________ _______________________________________________________ U.S. dollars ________________

in principal amount of the U.S.$150,000,000 zero coupon subordinated perpetual capital securities (the “Securities”) of FWD Group Limited (the “Issuer”) and irrevocably requests and authorises The Hongkong and Shanghai Banking Corporation Limited, in its capacity as registrar in relation to the Securities (or any successor to The Hongkong and Shanghai Banking Corporation Limited, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Securities

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Global Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Securities shall be in an amount equal to U.S.$200,000 or an integral multiple of U.S.$1,000 in excess thereof.

[Attached to the Global Certificate:]

[Terms and Conditions as set out in the [●] Schedule]

[At the foot of the Terms and Conditions:]

FISCAL AGENT, PAYING AND TRANSFER AGENT AND REGISTRAR

The Hongkong and Shanghai Banking Corporation Limited

30th Floor, HSBC Building

1 Queen’s Road Central

Hong Kong

Schedule 2

Form of Individual Certificate

[THE NOTES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THE NOTES REPRESENTED HEREBY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THE NOTES REPRESENTED HEREBY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.]

Serial Number:

FWD GROUP LIMITED

(incorporated with limited liability under
the laws of the Cayman Islands)

U.S.$150,000,000

Zero Coupon Subordinated Perpetual Capital Securities

This Certificate is issued in respect of the U.S.$150,000,000 zero coupon subordinated perpetual capital securities (the “Securities”) of FWD Group Limited (the “Issuer”). The Securities are constituted by a deed of covenant dated 16 November 2017 and are the subject of an agency agreement (as amended or supplemented from time to time, the “Agency Agreement”) dated 16 November 2017 and made between the Issuer, The Hongkong and Shanghai Banking Corporation Limited as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Securities), The Hongkong and Shanghai Banking Corporation Limited as fiscal agent and the other paying agents and the transfer agent named therein.

Any reference herein to the “Conditions” is to the terms and conditions of the Securities endorsed hereon and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof.

This is to certify that:

of

is the person registered in the register maintained by the Registrar in relation to the Securities (the “Register”) as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the “Holder”) of:

U.S.$150,000,000

(U.S.$ ONE HUNDRED AND FIFTY MILLION UNITED STATES DOLLARS)

in aggregate principal amount of the Securities.

The Issuer, for value received, hereby promises to pay Distribution (including any Arrears of Distribution and any Additional Distribution Amount) on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions and to pay such principal amount in the circumstances set out in Condition 5(b) (Redemption – Redemption for tax reasons), Condition 5(c) (Redemption – Redemption for accounting reasons), Condition 5(d) (Redemption – Redemption at the option of the Issuer), Condition 5(e) (Redemption – Redemption upon a Change of Control), Condition 5(f) (Redemption – Redemption upon initial public offering) and Condition 5(g) (Redemption – Redemption for minimum outstanding amount).

This Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Certificate.

This Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Hongkong and Shanghai Banking Corporation Limited as registrar.

As witness the manual or facsimile signature of a duly authorised person for and on behalf of the Issuer.

FWD GROUP LIMITED

By:

[manual or facsimile signature] (duly authorised)

ISSUED as of [issue date]

AUTHENTICATED for and on behalf of

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

as registrar without recourse, warranty

or liability

By:

[manual signature] (duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED ________________________________________, being the registered holder of this Global Certificate, hereby transfers to ________________________________________________________________________________________________of _______________________ _________________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________________ ________________________________________ _______________________________________________________ U.S. dollars ________________

in principal amount of the U.S.$150,000,000 zero coupon subordinated perpetual capital securities (the “Securities”) of FWD Group Limited (the “Issuer”) and irrevocably requests and authorises The Hongkong and Shanghai Banking Corporation Limited, in its capacity as registrar in relation to the Securities (or any successor to The Hongkong and Shanghai Banking Corporation Limited, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:

(duly authorised)

Securities

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Securities shall be in an amount equal to U.S.$200,000 or any integral multiple of U.S.$1,000 in excess thereof.

[Attached to each Certificate:]

[Terms and Conditions as set out in the [●] Schedule]

[At the foot of the Terms and Conditions:]

FISCAL AGENT, PAYING AND TRANSFER AGENT AND REGISTRAR

The Hongkong and Shanghai Banking Corporation Limited

30th Floor, HSBC Building

1 Queen’s Road Central

Hong Kong

Schedule 3

Terms and Conditions of the Securities

TERMS AND CONDITIONS OF THE SECURITIES

The following, subject to amendment and save for the paragraphs in italics, are the Terms and Conditions of the Securities, substantially as they will appear on the reverse of each of the definitive certificates evidencing the Securities.

The U.S.$150,000,000 zero coupon subordinated perpetual capital securities (the “Securities”, which expression includes any further securities issued pursuant to Condition 13 (Further issues) and forming a single series therewith) of FWD Group Limited (the “Issuer”) are constituted by a deed of covenant dated 16 November 2017 (as amended or supplemented from time to time, the “Deed of Covenant”) entered into by the Issuer and are the subject of a fiscal agency agreement dated 16 November 2017 (as amended or supplemented from time to time, the “Agency Agreement”) between the Issuer, The Hongkong and Shanghai Banking Corporation Limited as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Securities), The Hongkong and Shanghai Banking Corporation Limited as fiscal agent (the “Fiscal Agent”, which expression includes any successor fiscal agent appointed from time to time in connection with the Securities), the transfer agent named therein (the “Transfer Agent”, which expression includes any successor or additional transfer agent appointed from time to time in connection with the Securities), the paying agents named therein (together with the Fiscal Agent, the “Paying Agents”, which expression includes any successor or additional paying agents appointed from time to time in connection with the Securities) and The Hongkong and Shanghai Banking Corporation Limited as calculation agent (the “Calculation Agent”, which expression includes any successor or additional calculation agents appointed from time to time in connection with the Securities). References herein to the “Agents” are to the Registrar, the Fiscal Agent, the Transfer Agent, the Paying Agents and the Calculation Agent and any reference to an “Agent” is to any one of them. Certain provisions of these terms and conditions (the “Terms and Conditions”) are summaries of the Agency Agreement and the Deed of Covenant and subject to their detailed provisions. The Holders (as defined in Condition 3(a) (Register, Title and Transfers – Register)) are bound by, and are deemed to have notice of, all the provisions of the Agency Agreement and the Deed of Covenant applicable to them. Copies of the Agency Agreement and the Deed of Covenant are available for inspection by Holders with prior written notice during normal business hours at the principal office for the time being of the Fiscal Agent, being at the date hereof 30th Floor, HSBC Building, 1 Queen’s Road Central, Hong Kong and at the Specified Offices (as defined in the Agency Agreement) of each of the Agents, the initial Specified Offices of which are set out below.

1	Form and Denomination

The Securities are in registered form in the denomination of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof (each, an “Authorised Denomination”).

2	Status and Subordination of the Securities

(a)	Status of the Securities: The Securities constitute direct, unsecured and subordinated obligations of the Issuer which rank pari passu and without any preference or priority of payment among themselves and with any Parity Obligations (as defined in Condition 4(e)(vii) (Distribution – Distribution Deferral – Definitions)) of the Issuer. The rights and claims of the Holders in respect of the Securities are subordinated as provided in Condition 2.

(b)	Ranking of claims in respect of the Securities: In the event of the Winding-Up (as defined in Condition 8(e) (Non-payment – Definitions) of the Issuer, the rights and claims of the Holders in respect of the Securities shall rank ahead of those persons whose claims are in respect of any Junior Obligations of the Issuer, but shall be subordinated in right of payment to the claims of all other present and future senior and subordinated creditors of the Issuer, other than the claims of holders of Parity Obligations of the Issuer.

(c)	Set-off – Securities: Subject to applicable laws, no Holder may exercise, claim or plead any right of set-off, deduction, withholding or retention in respect of any amount owed to it by the Issuer in respect of, or arising under or in connection with the Securities, and each Holder shall, by virtue of his holding of any Securities, be deemed to have waived all such rights of set-off, deduction, withholding or retention against the Issuer. Notwithstanding the preceding sentence, if any of the amounts owing to any Holder by the Issuer in respect of, or arising under or in connection with the Securities is discharged by set-off, such Holder shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Issuer (or, in the event of its Winding-Up or administration, the liquidator or, as appropriate, administrator of the Issuer) and, until such time as payment is made, shall hold such amount in trust for the Issuer (or the liquidator or, as appropriate, administrator of the Issuer) and accordingly any such discharge shall be deemed not to have taken place.

3	Register, Title and Transfers

(a)	Register: The Registrar will maintain a register (the “Register”) in respect of the Securities outside the United Kingdom in accordance with the provisions of the Agency Agreement. In these Conditions, the “Holder” of a Security means the person in whose name such Security is for the time being registered in the Register (or, in the case of a joint holding, the first named thereof). A certificate (each, a “Certificate”) will be issued to each Holder in respect of its registered holding. Each Certificate will be numbered serially with an identifying number which will be recorded in the Register.

Upon issue, the Securities will be represented by a Global Certificate registered in the name of, and deposited with, a nominee of a common depositary for Euroclear and Clearstream. The Terms and Conditions are modified by certain provisions contained in the Global Certificate. See “The Global Certificate”.

(b)	Title: The Holder of each Security shall (except as otherwise required by law) be treated as the absolute owner of such Security for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such Certificate) and no person shall be liable for so treating such Holder. No person shall have any right to enforce any term or condition of the Securities under the Contracts (Rights of Third Parties) Act 1999.

(c)	Transfers: Subject to paragraphs (f) (Closed periods) and (g) (Regulations concerning transfers and registration) below, a Security may be transferred upon surrender of the relevant Certificate, with the endorsed form of transfer duly completed, at the Specified Office of the Registrar or any Transfer Agent, together with such evidence as the Registrar or (as the case may be) such Transfer Agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that a Security may not be transferred unless the principal amount of Securities transferred and (where not all of the Securities held by a Holder are being transferred) the principal amount of the balance of Securities not transferred are Authorised Denominations. Where not all the Securities represented by the surrendered Certificate are the subject of the transfer, a new Certificate in respect of the balance of the Securities will be issued to the transferor.

(d)	Registration and delivery of Certificates: Within five business days of the surrender of a Certificate in accordance with paragraph (c) (Transfers) above, the Registrar will register the transfer in question and deliver a new Certificate of a like principal amount to the Securities transferred to each relevant Holder at its Specified Office or (as the case may be) the Specified Office of any Transfer Agent or (at the request and risk of any such relevant Holder) by uninsured first class mail (airmail if overseas) to the address specified for the purpose by such relevant Holder. In this paragraph, “business day” means a day, excluding a Saturday and a Sunday, on which commercial banks are open for general business (including dealings in foreign currencies) in the city where the Registrar or (as the case may be) the relevant Transfer Agent has its Specified Office.

(e)	No charge: The transfer of a Security will be effected without charge by or on behalf of the Issuer, the Registrar or any Transfer Agent but against such indemnity as the Registrar or (as the case may be) such Transfer Agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

(f)	Closed periods: Holders may not require transfers to be registered during (i) the period of 15 days ending on the due date for any payment of principal or Distribution (as defined in Condition 4(a) (Distribution – Accrual of Distribution)) in respect of the Securities or (ii) during the period of 15 days ending on (and including) any date on which the Securities may be called for redemption by the Issuer at its option pursuant to Condition 5 (Redemption).

(g)	Regulations concerning transfers and registration: All transfers of Securities and entries on the Register are subject to the detailed regulations concerning the transfer of Securities scheduled to the Agency Agreement. The parties to the Agency Agreement may agree, without the consent of the Holders, to any modifications to any provisions thereof (including the regulations concerning the transfer of Securities). A copy of the current regulations will be mailed (free of charge) by the Registrar to any Holder who requests in writing a copy of such regulations.

(h)	Information Undertaking: So long as any Security remains outstanding, the Issuer shall upload to its public website and provide to the Fiscal Agent to make available to the Holders (A) its audited annual consolidated financial statements within forty five (45) days of the date on which the board of directors of the Issuer approves the financial statements for the end of the fiscal year to which they relate; and (B) its unaudited semi-annual consolidated financial statements within forty five (45) days of the date on which the board of directors of the Issuer approves the unaudited semi-annual consolidated financial statements from the end of the fiscal period to which they relate.

4	Distribution

(a)

Accrual of Distribution: Except in the circumstances set out in Condition 4(d), the Securities do not confer a right to receive distribution (“Distribution”) in respect of the period from, and including 16 November 2017 (the “Issue Date”) to, but excluding, 16 November 2022 (the “First Call Date”). Subject to Condition 4(e) (Distribution – Distribution Deferral), the Securities confer a right to receive Distribution from, and including, the First Call Date at the prevailing Distribution Rate (as defined below) in accordance with Condition 4. Subject to Condition 4(e) (Distribution –Distribution Deferral), Distribution shall be payable on the Securities semi-annually in arrear in equal instalments on 16 May and 16 November of each year (each, a “Distribution Payment Date”), with the first Distribution Payment Date, except in the circumstances set out in Condition 4(d), falling on 16 May 2023.

Unless otherwise provided for in these Conditions, each Security will cease to confer the right to receive any Distribution from the due date for redemption unless, upon due presentation, payment of the full amount due is improperly withheld or refused. In such latter event, Distribution will begin to accrue on the principal amount of the Securities, including any Arrears of Distribution and any Additional Distribution Amount (if any) at a Distribution Rate calculated on the basis of a Distribution Period commencing on such date and otherwise in accordance with this Condition 4 and (ii) on or after the First Call Date, Distribution will continue to accrue at the applicable Distribution Rate, in each case (after as well as before any judgment) up to but excluding whichever is the earlier of (a) the date on which all sums due in respect of any Security are received by or on behalf of the relevant Holder and (b) the day which is seven days after the Fiscal Agent has notified the Holders that it has received all sums due in respect of the Securities up to such seventh day (except to the extent that there is a failure in the subsequent payment to the relevant Holders under these Conditions).

The amount of Distribution payable on each Distribution Payment Date shall be calculated by applying the prevailing Distribution Rate to the Calculation Amount, multiplying the product by the relevant Day Count Fraction, rounding the resulting figure to the nearest cent (half a cent being rounded upwards) and multiplying such rounded figure by a fraction equal to the Authorised Denomination of such Security divided by the Calculation Amount, where “Calculation Amount” means U.S.$1,000 and “Day Count Fraction” means, in respect of any period, the number of days in the relevant period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months).

Distribution payable under this Condition will be paid in accordance with Condition 6 (Payments).

(b)	Rate of Distribution: Subject to Condition 4(d) (Increase in or Commencement of Distribution following a Change of Control), the rate of distribution (“Distribution Rate”) applicable to the Securities shall be the sum of (x) the U.S. Treasury Benchmark Rate in relation to that Distribution Period and (y) the Initial Spread.

(c)	Distribution Rate Determination: The Calculation Agent will, on the relevant Calculation Date, determine the relevant Distribution Rate in respect of the Securities. The Calculation Agent will cause such Distribution Rate determined by it to be notified to the Fiscal Agent, each of the Paying Agents and the Holders as soon as possible after their determination but in any event no later than the fourth business day thereafter. If the Securities become due and payable under Condition 8 (Non-payment), the relevant Distribution Rate and Distribution accrued per Calculation Amount shall nevertheless continue to be determined by the Calculation Agent in accordance with Condition 4 but no publication of such Distribution Rate so calculated need be made. All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of Condition 4 by the Calculation Agent will (in the absence of manifest error) be binding on the Issuer, the Agents and the Holders and (subject as aforesaid) no liability will attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions for such purposes.

(d)	Increase in or Commencement of Distribution following a Change of Control: Upon the occurrence of a Change of Control, unless an irrevocable notice to redeem the Securities has been given to Holders by the Issuer pursuant to Condition 5(e) (Redemption — Redemption upon a Change of Control) by the 30th day following the occurrence of the Change of Control, the Distribution Rate will, (i) in respect of the period from the Issue Date to, but excluding, the First Call Date, be 5.00 per cent. per annum and (ii) from, and including, the First Call Date, increase to the aggregate of 5.00 per cent. per annum and the then prevailing Distribution Rate, each on the principal amount of the Securities (and in both cases, with each 16 May and 16 November thereafter in such circumstance being a “Distribution Payment Date”) with effect from (i) the next Distribution Payment Date; or (ii) if the date on which a Change of Control occurs is prior to the most recent preceding Distribution Payment Date, such Distribution Payment Date.

(e)	Distribution Deferral:

(i)	Optional Deferral: The Issuer may, at its sole discretion, elect to defer (in whole or in part) Distribution which is otherwise scheduled to be paid on a Distribution Payment Date to the next Distribution Payment Date by giving notice (an “Optional Deferral Notice”) to the Holders (in accordance with Condition 14 (Notices)) not more than 10 nor less than five Business Days prior to a scheduled Distribution Payment Date.

(ii)	No obligation to pay: The Issuer shall have no obligation to pay any Distribution (including any Arrears of Distribution and any Additional Distribution Amount) on any Distribution Payment Date if it validly elects not to do so in accordance with Condition 4(e)(i) (Distribution — Distribution Deferral — Optional Deferral) and any failure to pay Distribution shall not constitute a default of the Issuer in respect of the Securities.

(iii)	Cumulative Deferral: Any Distribution deferred pursuant to Condition 4(e) shall constitute “Arrears of Distribution”. The Issuer may, at its sole discretion, elect to further defer any Arrears of Distribution by complying with the foregoing notice requirement applicable to any deferral of an accrued Distribution. The Issuer is not subject to any limit as to the number of times Distributions and Arrears of Distribution can or shall be deferred pursuant to Condition 4(e) except that Condition 4(e)(iv) shall be complied with until all outstanding Arrears of Distribution have been paid in full.

Each amount of Arrears of Distribution shall bear interest as if it constituted the principal of the Securities at the prevailing Distribution Rate and the amount of such interest (the “Additional Distribution Amount”) with respect to Arrears of Distribution shall be due and payable pursuant to Condition 4 and shall be calculated by applying the prevailing Distribution Rate to the amount of the Arrears of Distribution and otherwise mutatis mutandis as provided in the foregoing provisions of Condition 4. The Additional Distribution Amount accrued up to any Distribution Payment Date shall be added for the purpose of calculating the Additional Distribution Amount accruing thereafter, to the amount of Arrears of Distribution remaining unpaid on such Distribution Payment Date so that it will itself become Arrears of Distribution.

(iv)	Restrictions in the case of Deferral: If on any Distribution Payment Date, payment of all Distribution payments scheduled to be made on such date is not made in full by reason of Condition 4(e), the Issuer shall not, and shall procure that none of its Subsidiaries will:

(A)	declare, pay or make any discretionary dividends, distributions or make any other discretionary payment on, and will procure that no discretionary dividend, distribution or other discretionary payment is declared, paid or made on any Junior Obligations or Parity Obligations (except, in relation to the Parity Obligations of the Issuer, where such dividend, distribution or other payment is made on a pro rata basis with payment on the Securities), provided that such restriction shall not apply to payments declared, paid or made in respect of an employee benefit plan or similar arrangement with or for the benefit of employees, officers, directors or consultants; or

(B)	redeem, reduce, cancel, buy-back or acquire at its discretion for any consideration any Junior Obligations or Parity Obligations (except, in relation to the Parity Obligations of the Issuer, where such redemption, reduction, cancellation or buy-back is made on a pro rata basis with a pro rata purchase of Securities), provided that such restriction shall not apply to an exchange or conversion of any Parity Obligations in whole for Junior Obligations or a repurchase or other acquisition of any securities in respect of an employee benefit plan or similar arrangement with or for the benefit of employees, officers, directors or consultants, unless and until (i) the Issuer has satisfied in full all outstanding Arrears of Distribution; or (ii) permitted to do so by an Extraordinary Resolution (as defined in the Agency Agreement) of the Holders. For the avoidance of doubt, except in the circumstances set out in Condition 4(d) (Increase in or Commencement of Distribution following a Change of Control), no Distribution is due to be paid on the Securities at any time prior to the First Call Date and the restrictions set out in this Condition shall not apply.

(v)	Satisfaction of Arrears of Distribution by payment: The Issuer:

(A)	may satisfy any Arrears of Distribution (in whole or in part) at any time by giving notice of such election to the Holders (in accordance with Condition 14 (Notices)) and the Fiscal Agent not more than 20 nor less than 10 Business Days prior to the relevant payment date specified in such notice (which notice is irrevocable and shall oblige the Issuer to pay the relevant Arrears of Distribution on the payment date specified in such notice); and

(B)	in any event must satisfy any outstanding Arrears of Distribution (in whole but not in part) on the earlier of (1) the date of redemption of the Securities in accordance with Conditions 5(b) (Redemption – Redemption for tax reasons), 5(c) (Redemption – Redemption for accounting reasons), 5(d) (Redemption – Redemption at the option of the Issuer), 5(e) (Redemption – Redemption upon a Change of Control), 5(f) (Redemption upon an initial public offering) or 5(g) (Redemption – Redemption for minimum outstanding amount); (2) the next Distribution Payment Date on the occurrence of a breach of Condition 4(e)(iv) (Distribution – Restrictions in the case of Deferral) and (3) the date such amount becomes due under Condition 8 (Non-payment).

Any partial payment of outstanding Arrears of Distribution by the Issuer shall be shared by the Holders of all outstanding Securities on a pro rata basis.

(vi)	No default: Notwithstanding any other provision in these Conditions, the deferral of any Distribution payment in accordance with Condition 4(e) shall not constitute a default for any purpose (including, without limitation, pursuant to Condition 8 (Non-payment)) on the part of the Issuer.

(vii)	Definitions: For the purposes of these Conditions:

“Accounting Event” means that an opinion of a recognised accountancy firm of international standing has been delivered to the Issuer and the Fiscal Agent, stating that as a result of a change or amendment to IFRS or any other generally accepted accounting standards adopted by the Issuer (the “Relevant Accounting Standard”), the Securities must not or must no longer be recorded as “equity” of the Issuer pursuant to the Relevant Accounting Standard.

“Affiliate” means (i) Richard Li and all entities and persons that are subject to the Control of Richard Li and (ii) any publicly traded company (or any of its subsidiaries) where Richard Li is either (a) the chairman of such publicly traded company or (b) directly or indirectly (whether through beneficial ownership, trusts with which he is connected to or otherwise) the largest effective voting interest holder in such publicly traded company.

“Business Day” means any day, excluding a Saturday and a Sunday, on which banks are open for general business (including dealings in foreign currencies) in Hong Kong and New York;

“Calculation Date” means the date falling two New York Business Days prior to each Reset Date;

A “Change of Control” occurs when:

(A)	Mr. Richard Li or any Affiliate ceases to Control the Issuer;

(B)	any Person or Persons, other than Mr. Richard Li or any Affiliate, acting together acquires Control of the Issuer; or

(C)	the Issuer consolidates with or merges into or sells or transfers all or substantially all of its assets to any other Person, unless the consolidation, merger, sale or transfer will not result in the other Person or Persons acquiring Control over the Issuer or the successor entity.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Issuer as having a maturity of 5 years that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity of 5 years;

“Comparable Treasury Price” means:

(A)	the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third New York Business Day preceding the relevant Reset Date, as set forth in the daily statistical release (of any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities”; or

(B)	if such release (or any successor release) is not published or does not contain such prices on such New York Business Day, (i) the average of the Reference Treasury Dealer Quotations for the relevant Reset Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if fewer than three such Reference Treasury Dealer Quotations are available, the average of all such quotations, if the Comparable Treasury Price cannot be determined in accordance with the above provisions, as determined by the Independent Investment Bank;

“Control” means the acquisition or control of more than 50 per cent. of the voting rights of the issued share capital of the Issuer or the right to appoint and/or remove all or the majority of the members of the Issuer’s board of directors or other governing body, whether held or obtained directly or indirectly, and whether held or obtained by ownership of share capital, the possession of voting rights, contract or otherwise and the terms “Controlling” and “Controlled” shall have meanings correlative to the foregoing;

“Distribution Period” means each period commencing on, and including, the First Call Date or any Distribution Payment Date and ending on, but excluding, the next following Distribution Payment Date;

“IFRS” means International Financial Reporting Standards;

“Independent Investment Bank” means an independent investment bank of international repute (acting as an expert) selected by the Issuer (at the expense of the Issuer) and notified to the Fiscal Agent and Calculation Agent in writing;

“Initial Public Offering” means the first offering and listing of shares of a holding company of the Issuer, that complies with the rules of the relevant Stock Exchange, provided that such offer of securities is for subscription or sale exclusively for cash, accompanied (or preceded) by the grant of listing of, and permission to deal, in such shares by the Stock Exchange;

“Initial Spread” means 4.492 per cent;

“Issue Price” means 72.627 per cent. of the principal amount of the Securities;

“Junior Obligation” means the ordinary shares of the Issuer or any other securities ranking pari passu therewith;

“New York Business Day” means any day, excluding a Saturday and a Sunday, on which banks are open for general business (including dealings in foreign currencies) in New York;

“Parity Obligation” means any instrument or security (including preference shares) issued, entered into or guaranteed by the Issuer which ranks or is expressed to rank, by its terms or by operation of law, pari passu with the Securities;

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organisation, limited liability company, government or any agency or political subdivision thereof or any other entity;

“Redemption Par Yield Amount” means, as of any date, an amount representing, for each U.S.$1,000 in principal amount of Securities, a gross yield of 6.50 per cent. per annum on the Issue Price of the Securities, calculated on a semi-annual basis. The Redemption Par Yield Amount, for each U.S.$1,000 in principal amount of Securities, shall be:

(A)	where such date fixed for redemption is a Semi-Annual Date, at the Semi-Annual Redemption Par Yield Amount (each as set out below); or

(B)	where such date fixed for redemption is not a Semi-Annual Date, calculated by a linear interpolation, as determined by an Independent Investment Bank, of the Semi-Annual Redemption Par Yield Amounts between the Semi-Annual Dates immediately preceding and following such date fixed for redemption, rounded to two decimal places with U.S.$0.005 being rounded upwards;

Semi-Annual Date	Semi-Annual Par Yield Amount
16 November 2017	72.627
16 May 2018	74.987
16 November 2018	77.424
16 May 2019	79.941
16 November 2019	82.539
16 May 2020	85.221
16 November 2020	87.991
16 May 2021	90.851
16 November 2021	93.803
16 May 2022	96.852
16 November 2022	100.00

“Redemption Premium Yield Amount” means, as of any date, an amount representing, for each U.S.$1,000 in principal amount of Securities, a gross yield of 101 per cent. of Redemption Par Yield Amount.

“Reference Treasury Dealer” means each of any three investment banks of recognised standing that is a primary U.S. Government securities dealer in New York, selected by the Issuer (at the expense of the Issuer);

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Reset Date, the average as determined by the Calculation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent by such Reference Treasury Dealer at 5:00 p.m. on the third business day pursuant to Condition 4 (Distribution)) preceding such Reset Date;

“Relevant Redemption Price” of a Security means:

(A)	in relation to Conditions 5(b) (Redemption – Redemption for tax reasons) or 5(g) (Redemption – Redemption for minimum outstanding amount), prior to the First Call Date, at an amount equal to the Redemption Par Yield Amount at the relevant date, or (b) from and including the First Call Date, 100 per cent. of the principal amount; or

(B)	in relation to Conditions 5(c) (Redemption – Redemption for accounting reasons), 5(e) (Redemption – Redemption upon a Change of Control) or 5(f) (Redemption upon an initial public offering), prior to the First Call Date, at an amount equal to the Redemption Premium Yield Amount at the relevant date, or (b) from and including the First Call Date, 100 per cent. of the principal amount, in each case together with Distribution accrued but unpaid to the date fixed for redemption (including any Arrears of Distribution and any Additional Distribution Amount);

“Reset Date” means the First Call Date and each date that falls five, or a multiple of five, years following the First Call Date;

“Stock Exchange” means The Stock Exchange of Hong Kong Limited or any other internationally recognised stock exchange;

“Subsidiary” or “Subsidiaries” of any Person means:

(A)	any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50 per cent. of the total ordinary voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions); or

(B)	any partnership, joint venture limited liability company or similar entity of which more than 50 per cent. of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person; and

“U.S. Treasury Benchmark Rate” means the rate notified by the Calculation Agent to the Issuer and the Holders (in accordance with Condition 14 (Notices)) in per cent. per annum equal to the yield, under the heading that represents the average for the week ending two New York Business Days prior to each Reset Date for calculating the Distribution Rate under sub-paragraphs (b)(ii) and (iii) (Rate of Distribution) of Condition 4 (Distribution), appearing in the most recently published statistical release designated “H.15(519)” (weblink: http://www.federalreserve.gov/releases/h15/current/default.htm) or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded US Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the maturity corresponding to the Comparable Treasury Issue. If such release (or any successor release) is not published during the week preceding the relevant date for calculation or does not contain such yields, “U.S. Treasury Benchmark Rate” means the rate in per cent. per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the applicable Reset Date under paragraph Condition 4(b) (Distribution - Rate of Distribution);

5	Redemption

(a)	No fixed redemption date: The Securities are perpetual securities in respect of which there is no fixed redemption date and the Issuer shall (subject to the provisions of Condition 2 (Status and Subordination of the Securities) and without prejudice to Condition 8 (Non-payment)), only have the right to redeem or purchase them in accordance with the following provisions of Condition 5.

(b)	Redemption for tax reasons: The Securities may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable), the Registrar and the Fiscal Agent at Relevant Redemption Price, if (A) the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 7 (Taxation) as a result of any change in, or amendment to, the laws or regulations of the Cayman Islands or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after 9 November 2017; and (B) such obligation cannot be avoided by the Issuer taking reasonable measures available to it provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts if a payment in respect of the Securities were then due.

Prior to the publication of any notice of redemption pursuant to Condition 5(b), the Issuer shall deliver or procure that there is delivered to the Fiscal Agent:

(i)	a certificate, signed by two directors of the Issuer, stating that the circumstances referred to in (A) and (B) above prevail and setting out the details of such circumstances; and

(ii)	an opinion of independent legal advisers of recognised standing to the effect that the Issuer has or will become obliged to pay such additional amounts as a result of such change or amendment, provided that the Fiscal Agent may accept such certificate or opinion without further investigation or enquiry.

Upon the expiry of any such notice as is referred to in Condition 5(b), the Issuer shall be bound to redeem the Securities in accordance with Condition 5(b).

(c)	Redemption for accounting reasons: The Securities may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable), the Registrar and the Fiscal Agent upon the occurrence of an Accounting Event at the Relevant Redemption Price.

Prior to the publication of any notice of redemption pursuant to Condition 5(c), the Issuer shall deliver or procure that there is delivered to the Fiscal Agent:

(i)	a certificate, signed by two directors of the Issuer, stating that the circumstances referred to above prevail and setting out the details of such circumstances; and

(ii)	an opinion of the Issuer’s independent auditors stating that the circumstances referred to above prevail and the date on which the relevant change or amendment to the Relevant Accounting Standard is due to take effect, provided that the Fiscal Agent may accept such certificate or opinion without further investigation or enquiry, provided, however that no notice of redemption may be given under Condition 5(c) earlier than 90 days prior to the date on which the relevant change or amendment to the Relevant Accounting Standard is due to take effect in relation to the Issuer.

Upon the expiry of any such notice as is referred to in Condition 5(c), the Issuer shall be bound to redeem the Securities in accordance with Condition 5(c) provided that such date for redemption shall be no earlier than the last day before the date on which the Securities must not or must no longer be so recorded as “equity” of the Issuer pursuant to the Relevant Accounting Standard.

(d)	Redemption at the option of the Issuer: The Securities may be redeemed at the option of the Issuer in whole, but not in part, on the Distribution Payment Date falling on 16 November 2022 or on any Distribution Payment Date thereafter (each, a “Call Settlement Date”) on the Issuer’s giving not less than 30 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable and shall oblige the Issuer to redeem the Securities on the relevant Call Settlement Date at 100 per cent. of the principal amount plus Distribution accrued to such date (including any Arrears of Distribution and any Additional Distribution Amount)).

(e)	Redemption upon a Change of Control: The Securities may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable), the Registrar and the Fiscal Agent upon the occurrence of a Change in Control at the Relevant Redemption Price.

(f)	Redemption upon an initial public offering: The Securities may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable), the Registrar and the Fiscal Agent, at the Relevant Redemption Price if an Initial Public Offering has occurred.

(g)	Redemption for minimum outstanding amount: The Securities may be redeemed at the option of the Issuer in whole, but not in part, at any time on giving not less than 30 nor more than 60 days’ notice to the Holders (which notice will be irrevocable), the Registrar and the Fiscal Agent at the Relevant Redemption Price, if prior to the date of such notice at least 80 per cent. in principal amount of the Securities originally issued (including any further Securities issued pursuant to Condition 13 (Further Issues) and consolidated and forming a single series with the Securities) has already been redeemed or purchased and cancelled.

(h)	No other redemption: The Issuer shall not be entitled to redeem the Securities and shall have no obligation to make any payment of principal in respect of the Securities otherwise than as provided in Conditions 5(b) (Redemption for tax reasons) to 5(g) (Redemption for minimum outstanding amount) above.

(i)	Cancellation: All Securities so redeemed by the Issuer shall be cancelled and may not be reissued or resold.

6	Payments

(a)	Principal: Payments of principal shall be made in U.S. dollars by U.S. dollar cheque drawn on, or, upon application by a Holder of a Security to the Specified Office of the Fiscal Agent not later than the fifteenth day before the due date for any such payment, by transfer to a U.S. dollar account (in the case of redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Certificates at the Specified Office of any Paying Agent.

(b)	Distribution: Payments of Distribution (including any Arrears of Distribution and any Additional Distribution Amount) shall be made in U.S. dollars by U.S. dollar cheque drawn on, or upon application by a Holder of a Security to the Specified Office of the Fiscal Agent not later than the fifteenth day before the due date for any such payment, by transfer to a U.S. dollar account (in the case of Distribution payable on redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Certificates at the Specified Office of any Paying Agent.

(c)	Payments subject to fiscal laws: All payments in respect of the Securities are subject in all cases to (i) any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 7 (Taxation) and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or (without prejudice to the provisions of Condition 7 (Taxation)) any law implementing an intergovernmental approach thereto. No commissions or expenses shall be charged to the Holders in respect of such payments.

(d)	Payments on business days: Where payment is to be made by transfer to a U.S. dollar account, payment instructions (for value the due date, or, if the due date is not a business day, for value the next succeeding business day) will be initiated and, where payment is to be made by U.S. dollar cheque, the cheque will be mailed (i) (in the case of payments of principal and Distribution payable on redemption) on the later of the due date for payment and the day on which the relevant Certificate is surrendered (or, in the case of part payment only, endorsed) at the Specified Office of a Paying Agent and (ii) (in the case of payments of Distribution payable other than on redemption) on the due date for payment. A Holder of a Security shall not be entitled to any Distribution or other payment in respect of any delay in payment resulting from (A) the due date for a payment not being a business day or (B) a cheque mailed in accordance with Condition 6 (Payments) arriving after the due date for payment or being lost in the mail. In this paragraph, “business day” means any day, other than a Saturday and a Sunday, on which banks are open for general business (including dealings in foreign currencies) in New York City and Hong Kong and, in the case of surrender (or, in the case of part payment only, endorsement) of a Certificate, in the place in which the Certificate is surrendered (or, as the case may be, endorsed).

(e)	Partial payments: If a Paying Agent makes a partial payment in respect of any Security, the Issuer shall procure that the amount and date of such payment are noted on the Register and, in the case of partial payment upon presentation of a Certificate, that a statement indicating the amount and the date of such payment is endorsed on the relevant Certificate.

(f)	Record date: Each payment in respect of a Security will be made to the person shown as the Holder in the Register at the opening of business in the place of the Registrar’s Specified Office on the fifteenth day before the due date for such payment (the “Record Date”). Where payment in respect of a Security is to be made by cheque, the cheque will be mailed to the address shown as the address of the Holder in the Register at the opening of business on the relevant Record Date.

(g)	Calculations: The Agents shall not be responsible for calculating or verifying the calculations of any amount payable under any notice of redemption and shall not be liable to the Holders or any other person for not doing so.

7	Taxation

All payments of principal and Distribution (including any Arrears of Distribution and any Additional Distribution Amount) in respect of the Securities by or on behalf of the Issuer shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the Cayman Islands or any political subdivision thereof or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is as required by law. In that event the Issuer shall pay such additional amounts as will result in receipt by the Holders of such amounts after such withholding or deduction as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any Security:

(i)	held by a Holder which is liable to such taxes, duties, assessments or governmental charges in respect of such Security by reason of its having some connection with the jurisdiction by which such taxes, duties, assessments or charges have been imposed, levied, collected, withheld or assessed other than the mere holding of the Security; or

(ii)	where (in the case of a payment of principal or Distribution on redemption) the relevant Certificate is surrendered for payment more than 30 days after the Relevant Date except to the extent that the relevant Holder would have been entitled to such additional amounts if it had surrendered the relevant Certificate on the last day of such period of 30 days.

In these Conditions, “Relevant Date” means whichever is the later of (1) the date on which the payment in question first becomes due and (2) if the full amount payable has not been received in New York City by the Fiscal Agent on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Holders.

Any reference in these Conditions to principal, Distribution, Arrears of Distribution or Additional Distribution Amount shall be deemed to include any additional amounts in respect of principal, Distribution, Arrears of Distribution or Additional Distribution Amount (as the case may be) which may be payable under Condition 7 (Taxation).

If the Issuer becomes subject at any time to any taxing jurisdiction other than the Cayman Islands, references in these Conditions to the Cayman Islands shall be construed as references to the Cayman Islands and/or such other jurisdiction.

The Agents shall not be responsible for paying any tax, duty, charges, withholding or other payment referred to in Condition 7 or for determining whether such amounts are payable or the amount thereof, and none of them shall be responsible or liable for any failure by the Issuer, any Holder or any third party (i) to pay such tax, duty, charges, withholding or other payment in any jurisdiction or (ii) to provide any notice or information to the Agents that would permit, enable or facilitate the payment of any principal, premium (if any), interest or other amount under or in respect of the Securities without deduction or withholding for or on account of any tax, duty, charge, withholding or other payment imposed by or in any jurisdiction.

8	Non-payment

(a)	Non-payment when due: Notwithstanding any of the provisions below in Condition 8, the right to institute Winding-Up (as defined in Condition 8(e) (Non-payment – Definitions)) proceedings is limited to circumstances where payment has become due and is unpaid. In the case of any Distribution, such Distribution will not be due if the Issuer has elected to defer that Distribution in accordance with Condition 4(e) (Distribution – Distribution Deferral).

(b)	Proceedings for Winding-Up: If (i) an order is made or an effective resolution is passed for the Winding-Up of the Issuer or (ii) the Issuer shall not make payment in respect of the Securities for a period of ten days or more after the date on which such payment is due, the Issuer shall be deemed to be in default under the Securities and Holders holding not less than 15 per cent. of the aggregate principal amount of the outstanding Securities may institute proceedings for the Winding-Up of the Issuer and/or prove in the Winding-Up of the Issuer and/or claim in the liquidation of the Issuer for such payment.

(c)	Enforcement: Without prejudice to Condition 8(b) (Non-payment — Proceedings for Winding-Up), Holders holding not less than 15 per cent. of the aggregate principal amount of the outstanding Securities may without further notice to the Issuer institute such proceedings against the Issuer as it may think fit to enforce any term or condition binding on the Issuer under the Securities (other than any payment obligation of the Issuer under or arising from the Securities, including, without limitation, payment of any principal or premium or satisfaction of any Distributions (including any Arrears of Distribution and any Additional Distribution Amount) in respect of the Securities, including any damages awarded for breach of any obligations) and in no event shall the Issuer, by virtue of the institution of any such proceedings, be obliged to pay any sum or sums, in cash or otherwise, sooner than the same would otherwise have been payable by it.

(d)	Extent of Holders’ remedy: No remedy against the Issuer, other than as referred to in Condition 8, shall be available to the Holders, whether for the recovery of amounts owing in respect of the Securities or in respect of any breach by the Issuer of any of its other obligations under or in respect of the Securities.

(e)	Definitions: In these Conditions, “Winding-Up” means a final and effective order or resolution by a competent authority in the jurisdiction of the Issuer for the winding up, liquidation or similar proceedings in respect of the Issuer.

The Agents shall not be required to take any steps to ascertain whether a non-payment, Winding-Up of the Issuer or enforcement has occurred and shall not be responsible or liable to the Holders, the Issuer or any other person for any loss arising from any failure to do so.

9	Prescription

Claims for principal and Distribution on redemption shall become void unless the relevant Certificates are surrendered for payment within ten years in the case of principal and five years in the case of Distribution of the appropriate Relevant Date.

10	Replacement of Certificates

If any Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Registrar, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

11	Agents

In acting under the Agency Agreement and in connection with the Securities, the Agents act solely as agents of the Issuer and do not assume any obligations towards or relationship of agency or trust for or with any of the Holders.

The initial Agents and their initial Specified Offices are listed below. The Issuer reserves the right at any time to vary or terminate the appointment of any Agent and to appoint a successor registrar, fiscal agent, agent bank and additional or successor paying agents and transfer agent; provided, however, that the Issuer shall at all times maintain a fiscal agent and a registrar.

Notice of any change in any of the Agents or in their Specified Offices shall promptly be given to the Holders.

12	Meetings of Holders; Modification

(a)	Meetings of Holders: The Agency Agreement contains provisions for convening meetings of Holders to consider matters relating to the Securities, including the modification of any provision of these Conditions. Any such modification may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Issuer and shall be convened by them upon the request in writing of Holders holding not less than one tenth of the aggregate principal amount of the outstanding Securities. The quorum at any meeting convened to vote on an Extraordinary Resolution will be two or more persons holding or representing one more than half of the aggregate principal amount of the outstanding Securities or, at any adjourned meeting, two or more persons being or representing Holders whatever the principal amount of the Securities held or represented; provided, however, that certain proposals (including any proposal (i) to change any date fixed for payment of principal or Distribution (including any Arrears of Distribution and any Additional Distribution Amount) in respect of the Securities, (ii) to reduce the amount of principal or Distribution (including any Arrears of Distribution and any Additional Distribution Amount) payable on any date in respect of the Securities, (iii) to alter the method of calculating the amount of any payment in respect of the Securities or the date for any such payment, (iv) to change the currency of payments under the Securities, (v) to amend the subordination provisions in the Deed of Covenant or (vi) to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution (each, a “Reserved Matter”)) may only be sanctioned by an Extraordinary Resolution passed at a meeting of Holders at which two or more persons holding or representing not less than three quarters or, at any adjourned meeting, one quarter of the aggregate principal amount of the outstanding Securities form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Holders, whether present or not.

In addition, (i) a resolution in writing signed by or on behalf of Holders of not less than 90 per cent. of the aggregate principal amount of Securities for the time being outstanding will take effect as if it were an Extraordinary Resolution, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more Holders and (ii) a resolution passed by way of electronic consents through the clearing systems by or on behalf of Holders of not less than 75 per cent. in aggregate principal amount of Securities for the time being outstanding with the effect as if it were an Extraordinary Resolution, in each case whether or not relating to a Reserved Matter.

(b)	Modification: The Securities, these Conditions and the Deed of Covenant may be amended without the consent of the Holders to correct a manifest error. In addition, the parties to the Agency Agreement may agree to modify any provision thereof, but the Issuer shall not agree without the consent of the Holders to any such modification unless it is of a formal, minor or technical nature or it is made to correct a manifest error.

13	Further Issues

The Issuer may from time to time, without the consent of the Holders, create and issue further securities having the same terms and conditions as the Securities in all respects (or in all respects except for the first payment of Distribution) so as to form a single series with the Securities.

14	Notices

Notices to the Holders will be sent to them by first class mail (or its equivalent) or (if posted to an overseas address) by airmail at their respective addresses on the Register. Any such notice shall be deemed to have been given on the fourth day after the date of mailing.

15	Governing Law and Jurisdiction

(a)	Governing law: The Securities and any non-contractual obligations arising out of or in connection with the Securities are governed by, and construed in accordance with, English law, except that the subordination provisions set out in Condition 2(a) (Status and Subordination of the Securities — Status of the Securities), Condition 2(b) (Status and Subordination of the Securities — Ranking of claims in respect of the Securities) and Condition 2(c) (Status and Subordination of the Securities — Set-off — Securities) shall be governed by, and construed in accordance with, Cayman Islands law.

(b)	English courts: The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of or in connection with the Securities (including any non-contractual obligation arising out of or in connection with the Securities).

(c)	Appropriate forum: The Issuer agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary.

Schedule 4

Provisions for Meetings of the Holders

1	Definitions

In this Agreement and the Conditions, the following expressions have the following meanings:

“Block Voting Instruction” means, in relation to any Meeting, a document in the English language issued by the Registrar:

(a)	certifying:

(i)	that certain specified Securities (“Blocked Securities”) have been blocked in an account with a clearing system and will not be released until the conclusion of the Meeting and that the holder of each Blocked Security or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to such Blocked Security are to be cast in a particular way on each resolution to be put to the Meeting; and/or

(ii)	that each registered Holder of certain specified Securities (“Relevant Securities”) has instructed the Registrar that the votes attributable to each Relevant Security held by it are to be cast in a particular way on each resolution to be put to the Meeting, and, in each case, that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(b)	listing the total principal amount of the Blocked Securities and the Relevant Securities, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(c)	authorising a named individual or individuals to vote in respect of the Blocked Securities and the Relevant Securities in accordance with such instructions;

“Chairman” means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (Chairman);

“Extraordinary Resolution” means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than three-quarters of the votes cast;

“Form of Proxy” means, in relation to any Meeting, a document in the English language available from the Registrar signed by a Holder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to the Registrar not later than 48 hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Securities held by such Holder;

“Meeting” means a meeting of Holders (whether originally convened or resumed following an adjournment);

“Proxy” means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction or a Form of Proxy other than:

(a)	any such person whose appointment has been revoked and in relation to whom the Registrar has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

“Relevant Fraction” means:

(a)	for all business other than voting on an Extraordinary Resolution, not less than one tenth;

(b)	for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, one more than half; and

(c)	for voting on any Extraordinary Resolution relating to a Reserved Matter, not less than three-quarters;

provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

(i)	for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, two or more persons holding or representing one more than half of the aggregate principal amount of the outstanding Securities or, at any adjourned meeting, two or more persons being or representing Holders whatever the principal amount of the Securities held or represented; and

(ii)	for voting on any Extraordinary Resolution relating to a Reserved Matter, two or more persons holding or representing not less than three-quarters or, at any adjourned meeting, one quarter of the aggregate principal amount of the outstanding Securities form a quorum.

“Reserved Matter” means any proposal:

(a)	to change any date fixed for payment of principal or Distribution (including any Arrears of Distribution and any Additional Distribution Amount) in respect of the Securities, to reduce the amount of principal or Distribution (including any Arrears of Distribution and any Additional Distribution Amount) payable on any date in respect of the Securities or to alter the method of calculating the amount of any payment in respect of the Securities or the date for any such payment;

(b)	to change the currency of payments under the Securities;

(c)	to amend the subordination provisions in the Deed of Covenant;

(d)	to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution; or

(e)	to amend this definition;

“Voter” means, in relation to any Meeting (a) a Proxy or (b) (subject to paragraph 4 (Record Date)) a Holder; provided, however, that (subject to paragraph 4 (Record Date)) any Holder which has appointed a Proxy under a Block Voting Instruction or Form of Proxy shall not be a “Voter” except to the extent that such appointment has been revoked and the Registrar notified in writing of such revocation at least 48 hours before the time fixed for such Meeting;

“Written Resolution” means a resolution in writing signed by or on behalf of not less than 90 per cent of the aggregate principal amount of the Securities for the time being outstanding, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such Holders;

“24 hours” means a period of 24 hours including all or part of a day upon which banks are open for business in both the places where the relevant Meeting is to be held and in each of the places where the Agents have their Specified Offices (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

“48 hours” means two consecutive periods of 24 hours.

2	Issue of Block Voting Instructions and Forms of Proxy

The holder of an interest in a Security may require the Registrar to issue a Block Voting Instruction by arranging (to the satisfaction of the Registrar) for such Security to be blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. The registered Holder of a Security may require the Registrar to issue a Block Voting Instruction by delivering to the Registrar written instructions not later than 48 hours before the time fixed for the relevant Meeting. Any registered Holder of a Security may obtain an uncompleted and unexecuted Form of Proxy from the Registrar. A Block Voting Instruction shall be valid until the release of the Blocked Securities to which it relates. A Form of Proxy and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Security.

3	References to blocking/release of Securities

Where Securities are represented by a Global Certificate and/or are held within a clearing system, references to the blocking or release of Securities shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

4	Record Date

The Issuer may fix a record date for the purposes of any Meeting or any resumption thereof following its adjournment for want of a quorum provided that such record date is not more than 10 days prior to the time fixed for such Meeting or (as the case may be) its resumption. The person in whose name a Security is registered in the Register on the record date at close of business in the city in which the Registrar has its Specified Office shall be deemed to be the Holder of such Security for the purposes of such Meeting and notwithstanding any subsequent transfer of such Security or entries in the Register.

5	Convening of Meeting

The Issuer may convene a Meeting at any time, and shall be obliged to do so upon the request in writing of Holders holding not less than one tenth of the aggregate principal amount of the outstanding Securities.

6	Notice

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given by the Issuer to the Holders and the Registrar (with a copy to the Issuer). The notice shall set out the full text of any resolutions to be proposed and shall state that Securities may be blocked in clearing systems for the purposes of appointing Proxies under Block Voting Instructions until 48 hours before the time fixed for the Meeting and that Holders may also appoint Proxies either under a Block Voting Instruction by delivering written instructions to the Registrar or by executing and delivering a Form of Proxy to the Specified Office of the Registrar, in either case until 48 hours before the time fixed for the Meeting.

7	Chairman

An individual (who may, but need not, be a Holder) nominated in writing by the Issuer may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair, failing which the Issuer may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8	Quorum

The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Securities; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Securities is represented by a Global Certificate or a single Individual Certificate, a single Voter appointed in relation thereto or being the Holder of the Securities represented thereby shall be deemed to be two Voters for the purpose of forming a quorum.

9	Adjournment for want of quorum

If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

(a)	in the case of a Meeting requested by Holders, it shall be dissolved; and

(b)	in the case of any other Meeting, it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines; provided, however, that:

(i)	the Meeting shall be dissolved if the Issuer so decides; and

(ii)	no Meeting may be adjourned more than once for want of a quorum.

10	Adjourned Meeting

The Chairman may, with the consent of (and shall if directed by) any Meeting, adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11	Notice following adjournment

Paragraph 7 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum; provided, however, that:

(a)	10 days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

(b)	the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12	Participation

The following may attend and speak at a Meeting:

(a)	Voters;

(b)	representatives of the Issuer and the Registrar;

(c)	the financial advisers of the Issuer;

(d)	the legal counsel to the Issuer and the Registrar; and

(e)	any other person approved by the Meeting.

13	Show of hands

Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman’s declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution. Where there is only one Voter, this paragraph shall not apply and the resolution will immediately be decided by means of a poll.

14	Poll

A demand for a poll shall be valid if it is made by the Chairman, the Issuer or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Securities. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15	Votes

Every Voter shall have:

(a)	on a show of hands, one vote; and

(b)	on a poll, one vote in respect of each U.S.$1,000 in aggregate face amount of the outstanding Security(ies) represented or held by him.

In the case of a voting tie the Chairman shall have a casting vote.

Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way.

16	Validity of Votes by Proxies

Any vote by a Proxy in accordance with the relevant Form of Proxy or Block Voting Instruction shall be valid even if such Form of Proxy or (as the case may be) Block Voting Instruction or any instruction pursuant to which it was given has been amended or revoked, provided that the Registrar has not been notified in writing of such amendment or revocation by the time which is 48 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction or Form of Proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction or Form of Proxy to vote at the Meeting when it is resumed.

17	Powers

A Meeting shall have power (exercisable by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)	to approve any Reserved Matter;

(b)	to approve any proposal by the Issuer for any modification, abrogation, variation or compromise of any of the Conditions or any arrangement in respect of the obligations of the Issuer under or in respect of the Securities;

(c)	to approve any proposal by the Issuer for any modification of any provision of the Deed of Covenant insofar as it relates to the Deed of Covenant or any arrangement in respect of the obligations of the Issuer thereunder;

(d)	to approve the substitution of any person for the Issuer (or any previous substitute) as principal obligor under the Securities and the Deed of Covenant;

(e)	to waive any breach or authorise any proposed breach by the Issuer of its obligations under or in respect of the Securities or the Deed of Covenant or any act or omission which might otherwise constitute a default under the Securities;

(f)	to authorise the Registrar or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

(g)	to give any other authorisation or approval which is required to be given by Extraordinary Resolution; and

(h)	to appoint any persons as a committee to represent the interests of the Holders and to confer upon such committee any powers which the Holders could themselves exercise by Extraordinary Resolution.

18	Electronic communication

For so long as the Securities are in the form of a Global Certificate registered in the name of any nominee for, one or more of Euroclear, Clearstream, Luxembourg or any other relevant clearing system (the “relevant clearing system”), then, in respect of any resolution proposed by the Issuer or the Fiscal Agent:

18.1	Electronic Consent

Where the terms of the resolution proposed by the Issuer or the Fiscal Agent (as the case may be) have been notified to the Holders through the relevant clearing system(s) as provided in sub-paragraphs (i) and/or (ii) below, each of the Issuer and the Fiscal Agent shall be entitled to rely upon approval of such resolution given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) to the Fiscal Agent in accordance with their operating rules and procedures by or on behalf of the Holders of not less than 75 per cent in nominal amount of the Securities outstanding (the “Required Proportion”) (“Electronic Consent”) by close of business on the date of the blocking of their accounts in the relevant clearing systems(s) (the “Consent Date”). Any resolution passed in such manner shall be binding on all Holders, even if the relevant consent or instruction proves to be defective. None of the Issuer or the Fiscal Agent shall be liable or responsible to anyone for such reliance.

(i)	When a proposal for a resolution to be passed as an Electronic Consent has been made, at least 10 days’ notice (exclusive of the day on which the notice is given and of the day on which affirmative consents will be counted) shall be given to the Holders through the relevant clearing system(s). The notice shall specify, in sufficient detail to enable Holders to give their consents in relation to the proposed resolution, the method by which their consents may be given (including, where applicable, the Consent Date by which they must be received in order for such consents to be validly given, in each case subject to and in accordance with the operating rules and procedures of the relevant clearing system(s)).

(ii)	If, on the Consent Date on which the consents in respect of an Electronic Consent are first counted, such consents do not represent the Required Proportion, the resolution shall, if the party proposing such resolution (the “Proposer”) so determines, be deemed to be defeated. Such determination shall be notified in writing to the other parties to this Agreement. Alternatively, the Proposer may give a further notice to Holders that the resolution will be proposed again on such date and for such period as shall be agreed with the Fiscal Agent (unless the Fiscal Agent is the Proposer). Such notice must inform Holders that insufficient consents were received in relation to the original resolution and the information specified in sub-paragraph (i) above. For the purpose of such further notice, references to “Consent Date” shall be construed accordingly.

For the avoidance of doubt, an Electronic Consent may only be used in relation to a resolution proposed by the Issuer or the Fiscal Agent which is not then the subject of a meeting that has been validly convened in accordance with paragraph 5 above, unless that meeting is or shall be cancelled or dissolved; and

18.2	Written Resolution

Where Electronic Consent is not being sought, the Issuer and the Fiscal Agent shall be entitled to rely on consent or instructions given in writing directly to the Issuer and/or the Fiscal Agent, as the case may be, (a) by accountholders in the clearing system(s) with entitlements to such Global Certificate and/or, (b) where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person identified by that accountholder as the person for whom such entitlement is held. For the purpose of establishing the entitlement to give any such consent or instruction, the Issuer and the Fiscal Agent shall be entitled to rely on any certificate or other document issued by, in the case of (a) above, Euroclear, Clearstream, Luxembourg or any other relevant clearing system and, in the case of (b) above, the relevant clearing system and the accountholder identified by the relevant clearing system for the purposes of (b) above. Any resolution passed in such manner shall be binding on all Holders, even if the relevant consent or instruction proves to be defective. Any such certificate or other document shall be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s CreationOnline system) in accordance with its usual procedures and in which the accountholder of a particular principal or nominal amount of the Securities is clearly identified together with the amount of such holding. None of the Issuer nor the Fiscal Agent shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic.

19	Extraordinary Resolution binds all Holders

An Extraordinary Resolution shall be binding upon all Holders, whether or not present at such Meeting, and each of the Holders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Holders and the Agents (with a copy to the Issuer) within 14 days of the conclusion of the Meeting.

20	Minutes

Minutes shall be made of all resolutions and proceedings at each Meeting. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

21	Written Resolution or Electronic Consent

A Written Resolution or Electronic Consent shall take effect as if it were an Extraordinary Resolution.

Schedule 5

Regulations Concerning Transfers and Registration of Securities

1	The notes are in the denomination of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. Securities may only be held in holdings in the aggregate principal amount of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof (each, an “authorised holding”).

2	Subject to paragraph 4 and paragraph 11 below, Securities may be transferred by execution of the relevant form of transfer under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing. Where the form of transfer is executed by an attorney or, in the case of a corporation, under seal or under the hand of two of its officers duly authorised in writing, a copy of the relevant power of attorney certified by a financial institution in good standing or a notary public or in such other manner as the Registrar may require or, as the case may be, copies certified in the manner aforesaid of the documents authorising such officers to sign and witness the affixing of the seal must be delivered with the form of transfer. In this Schedule, “transferor” shall, where the context permits or requires, include joint transferors and shall be construed accordingly.

3	The Certificate issued in respect of the Securities to be transferred must be surrendered for registration, together with the form of transfer (including any certification as to compliance with restrictions on transfer included in such form of transfer) endorsed thereon, duly completed and executed, at the Specified Office of the Registrar or any Transfer Agent, and together with such evidence as the Registrar or (as the case may be) the relevant Transfer Agent may reasonably require to prove the title of the transferor and the authority of the persons who have executed the form of transfer. The signature of the person effecting a transfer of a Security shall conform to any list of duly authorised specimen signatures supplied by the Holder of such Security or be certified by a financial institution in good standing, notary public or in such other manner as the Registrar or such Transfer Agent may require.

4	No Holder may require the transfer of a Security to be registered during the period of 15 calendar days ending on the due date for any payment of principal or Distribution (including any Arrears of Distribution and Additional Distribution Amount) in respect of such Security.

5	No Holder which has executed a Form of Proxy in relation to a Meeting may require the transfer of a Security covered by such Form of Proxy to be registered until the earlier of the conclusion of the Meeting and its adjournment for want of a quorum.

6	The executors or administrators of a deceased Holder of a Security (not being one of several joint Holders) and, in the case of the death of one or more of several joint Holders, the survivor or survivors of such joint Holders, shall be the only persons recognised by the Issuer as having any title to such Security.

7	Any person becoming entitled to any Securities in consequence of the death or bankruptcy of the Holder of such Securities may, upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Registrar or the relevant Transfer Agent may require (including legal opinions), become registered himself as the Holder of such Securities or, subject to the provisions of these Regulations, the Securities and the Conditions as to transfer, may transfer such Securities. The Issuer, the Transfer Agent, the Registrar and the Paying Agents shall be at liberty to retain any amount payable upon the Securities to which any person is so entitled until such person is so registered or duly transfers such Securities.

8	Unless otherwise required by him and agreed by the Issuer and the Registrar, the Holder of any Securities shall be entitled to receive only one Certificate in respect of his holding.

9	The joint Holders of any Security shall be entitled to one Certificate only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint Holder whose name appears first in the Register in respect of the joint holding.

10	Where there is more than one transferee (to hold other than as joint Holders), separate forms of transfer (obtainable from the Specified Office of the Registrar or any Transfer Agent) must be completed in respect of each new holding.

11	A Holder of Securities may transfer all or part only of his holding of Securities provided that both the principal amount of Securities transferred and the principal amount of the balance not transferred are an Authorised Holding. Where a Holder of Securities has transferred part only of his holding of Securities, a new Certificate in respect of the balance of such holding will be delivered to him.

12	The Issuer, the Transfer Agent and the Registrar shall, save in the case of the issue of replacement Securities pursuant to Condition 10 (Replacement of Certificates), make no charge to the Holders for the registration of any holding of Securities or any transfer thereof or for the issue of any Securities or for the delivery thereof at the Specified Office of any Transfer Agent or the Registrar or by uninsured post to the address specified by the Holder, but such registration, transfer, issue or delivery shall be effected against such indemnity from the Holder or the transferee thereof as the Registrar or the relevant Transfer Agent may require in respect of any tax or other duty of whatever nature which may be levied or imposed in connection with such registration, transfer, issue or delivery.

13	Provided a transfer of a Security is duly made in accordance with all applicable requirements and restrictions upon transfer and the Security(s) transferred are presented to a Transfer Agent and/or the Registrar in accordance with the Agency Agreement and these Regulations, and subject to unforeseen circumstances beyond the control of such Transfer Agent or the Registrar arising, such Transfer Agent or the Registrar will, within five business days of the request for transfer being duly made, deliver at its Specified Office to the transferee or despatch by uninsured post (at the request and risk of the transferee) to such address as the transferee entitled to the Securities in relation to which such Certificate is issued may have specified, a Certificate in respect of which entries have been made in the Register, all formalities complied with and the name of the transferee completed on the Certificate by or on behalf of the Registrar; and, for the purposes of this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the cities in which the Registrar and (if applicable) the relevant Transfer Agent have their respective Specified Offices.

Schedule 6

Specified Offices of the Agents

The Registrar, the Fiscal Agent, the Transfer Agent, the Calculation Agent and the Paying Agent:

The Hongkong and Shanghai Banking Corporation Limited

Level 30, HSBC Main Building

1 Queen’s Road Central

Hong Kong

Fax:	+852 3478 9198

Attention:	Corporate Trust and Loan Agency

SIGNATURES

The Issuer

For and on behalf of

FWD GROUP LIMITED

By:      [***]

Fiscal Agency Agreement - Signature Page

The Registrar, the Fiscal Agent, the Transfer Agent, the Calculation Agent and the Paying Agent

For and on behalf of

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

By:      [***]

[***]

Fiscal Agency Agreement - Signature